UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Soliciting Material under §240.14a-12

FLUIDIGM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(650) 266-6000
April 23, 2019
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Fluidigm Corporation to be held on Monday, June 3, 2019 at 8:30 a.m., Pacific time, at our principal executive offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080. At the meeting, we will be voting on the matters described in the attached formal meeting notice and proxy statement.
This year, we are pleased to announce that we are taking advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact of printing and distributing our proxy materials and lowering our costs.
On or about April 23, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement for our 2019 Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2018. The Notice also provides instructions for voting online or by telephone, as well as information on how to receive a paper copy of the proxy materials by mail.
Your vote is very important. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, it is important that your shares be represented. We hope you will vote as soon as possible via the Internet, by telephone, or—if you requested a paper copy of the proxy materials by mail—by mailing a completed, signed, and dated proxy card in the envelope provided. Any stockholder who attends the meeting may vote in person, even if he or she has already voted online, by telephone, or by mail.
Thank you for your continued support of Fluidigm. We look forward to seeing you at our Annual Meeting.
Sincerely,
Stephen Christopher Linthwaite
President and Chief Executive Officer

 FLUIDIGM CORPORATION
7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(650) 266-6000

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date
8:30 a.m., Pacific time, on Monday, June 3, 2019.
Place
Fluidigm’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.
Items of Business
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To elect the three nominees for Class III director named in this proxy statement, each to hold office until our 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified.

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To vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2018, as set forth in this proxy statement.

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To vote on an amendment and restatement of our 2011 Equity Incentive Plan to increase the shares reserved thereunder and to make certain other changes.

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To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

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To transact any other business that may properly come before the 2019 Annual Meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date
You are entitled to vote only if you were a Fluidigm stockholder of record as of the close of business on the record date, April 8, 2019.
Meeting Admission
You are entitled to attend the Annual Meeting only if you were a Fluidigm stockholder as of the close of business on the record date or otherwise hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in “street name”), you should provide proof of your beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.
Annual Report
You may access our Annual Report on Form 10-K for the year ended December 31, 2018 and our proxy solicitation materials by visiting http://www.viewproxy.com/Fluidigm/2019. Our 2018 Annual Report is not a part of the proxy solicitation materials.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement accompanying this notice and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “General Information” beginning on page 1 of the proxy statement accompanying this notice, or provided in the Notice of Internet Availability of Proxy Materials.
This notice of our Annual Meeting of Stockholders and the accompanying proxy statement and form of proxy are being distributed and made available on or about April 23, 2019.

PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
i

FLUIDIGM CORPORATION
7000 Shoreline Court, Suite 100
South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
to be held on Monday, June 3, 2019

GENERAL INFORMATION

In this proxy statement: the terms “we,” “our,” “Fluidigm,” and the “Company” each refer to Fluidigm Corporation; the term “Board” means our Board of Directors; and the term “proxy materials” means this proxy statement and the form of proxy. These proxy materials are furnished in connection with the solicitation by our Board of proxies to be voted at our 2019 annual meeting of stockholders (the “Annual Meeting”), which will take place on Monday, June 3, 2019 at 8:30 a.m., Pacific time at the Company’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, and any postponements, adjournments or continuations thereof.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on or accessible through our website is not intended to be incorporated by reference into this proxy statement and references to our website in this proxy statement are intended to be inactive textual references only.
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 23, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2018 via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.
Our 2019 proxy materials and our 2018 Annual Report are accessible at:
http://www.viewproxy.com/Fluidigm/2019
What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our Board of Directors, and certain other required information.
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are as follows:
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the election of the three nominees for Class III director named in this proxy statement, each to hold office until our 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified;

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to vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2018, as set forth in this proxy statement;

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to vote on an amendment and restatement of our 2011 Equity Incentive Plan to increase the shares reserved thereunder and to make certain other changes; and

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to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

We will also transact any other business that properly comes before the Annual Meeting.
How does the Board recommend that I vote?
Our Board of Directors recommends that you vote your shares:
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“FOR” the nominees for Class III director named in this proxy statement;

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“FOR” approval of the compensation of our named executive officers for the year ended December 31, 2018, on an advisory basis;

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“FOR” approval of the amendment and restatement of our 2011 Equity Incentive Plan to increase the shares reserved thereunder and to make certain other changes; and

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“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

What is a proxy?
A proxy is your legal designation of another person to vote the stock you own, in the event that you are unable to cast your vote directly at the meeting. The person you designate is your “proxy,” and you give the proxy authority to vote your shares at the meeting—according to your instructions—by submitting your voting instructions online, by telephone, or via a physical proxy card. We have designated our President and Chief Executive Officer, Stephen Christopher Linthwaite, and our Chief Financial Officer, Vikram Jog, to serve as proxies for the Annual Meeting.
What shares can I vote?
Each share of our common stock issued and outstanding as of the close of business on April 8, 2019, the record date for our 2019 Annual Meeting, is entitled to vote on all items being considered at the Annual Meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares you own through an account with a broker, bank, trustee, or other intermediary, sometimes referred to as owning in “street name.” On the record date, we had 68,997,806 shares of common stock issued and outstanding.
How many votes am I entitled to per share?
For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders beneficially own shares held in “street name” by a broker, bank, trustee, or other nominee rather than holding the shares directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
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Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by our mailing agent. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the Annual Meeting. You may vote online or by telephone as described below under the heading “How can I vote my shares without attending the annual meeting?” and on the Notice. If you requested a printed copy of the proxy materials, you may also vote by mail by following the instructions on your proxy card.

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Beneficial Owner.   If your shares are held in a brokerage account or by another intermediary, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank, trustee, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.
How can I contact Fluidigm’s transfer agent?
Contact our transfer agent by writing Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 40202. You may also contact our transfer agent by calling (800) 662-7232 or (781) 575-2879 or via its Investor Center at https://www-us.computershare.com/Investor/Contact.
How can I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a Fluidigm stockholder as of the record date or you hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but beneficially own shares held in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 8, 2019, together with a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.
If you do not comply with the procedures outlined above, you may not be admitted to the Annual Meeting.
Please let us know if you plan to attend the meeting by indicating your plans when prompted if you vote online or by telephone, or by marking the appropriate box on your proxy card if you vote by mail.
Will the Annual Meeting be webcast?
We do not expect to webcast the Annual Meeting.
How can I vote my shares in person at the Annual Meeting?
Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares owned beneficially and held in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
How can I vote my shares without attending the Annual Meeting?
By telephone or via the Internet
If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your Notice.
If you are a beneficial owner of shares, your broker, bank, trustee, or other nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

By mail, if you requested a printed copy of the proxy materials
If you are a stockholder of record, complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If the prepaid envelope is missing, please mail your completed proxy card to Fluidigm Corporation, c/o Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.
If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card as proxy holders—Stephen Christopher Linthwaite and Vikram Jog—will vote the shares represented by your proxy card as recommended by our Board.
If you are a beneficial owner of shares and you requested a printed copy of the proxy materials from your broker, bank, trustee, or other nominee, simply complete the proxy card and mail it according to the instructions provided by your broker, bank, trustee, or other nominee.
You may attend the Annual Meeting in person even if you have already voted by proxy.
Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fluidigm or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
How many shares must be present or represented to conduct business at the Annual Meeting?
Holders of a majority of the issued and outstanding shares of common stock as of the record date must be present in person or represented by proxy, also referred to as a quorum, to hold and transact business at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairperson of the meeting or the holders of a majority of the issued and outstanding shares of common stock present at the Annual Meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?
Proposal	Vote Required	Discretionary Voting Allowed?
Election of Class III Directors	Plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors	No
Advisory Vote on Approval of Executive Compensation	Majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter	No
Approval of the Amended and Restated 2011 Equity Incentive Plan	Majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter	No
Ratification of Appointment of PricewaterhouseCoopers LLP for the year ending December 31, 2019	Majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter	Yes
If you are a beneficial owner, your broker, bank, trustee, or other nominee is permitted to vote your shares on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019, even if the record holder does not receive voting instructions from you. However, your broker, bank, trustee, or other nominee does not have discretionary authority to vote on the election of the Class III directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. In addition, discretionary voting is not allowed with respect to the advisory vote to approve the compensation of our named executive officers or the proposal seeking the approval of our amended and restated 2011 Equity Incentive Plan. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of the Class III directors, the advisory vote on approval of executive compensation, and the approval of our amended and restated 2011 Equity Incentive Plan to your broker, bank, trustee, or other nominee.
Election of Class III Directors
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the meeting and entitled to vote thereon to be approved. Therefore, the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III directors. You may (i) vote “FOR” all nominees, (ii) “WITHHOLD” your vote as to all nominees, or (iii) vote “FOR ALL EXCEPT” for those specific nominees from whom you withhold your vote. A properly executed proxy card marked “WITHHOLD” or “FOR ALL EXCEPT” will not be voted with respect to the election of the applicable Class III director(s) although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of the Class III directors.
Advisory Vote on Approval of Executive Compensation
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2018. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Approval of Amended and Restated 2011 Equity Incentive Plan
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve our Amended and Restated 2011 Equity Incentive Plan. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Ratification of Appointment of PricewaterhouseCoopers LLP
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Notwithstanding the appointment of PricewaterhouseCoopers LLP and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.
Interest of Executive Officers and Directors
None of our executive officers or directors has any substantial interest in any matter to be acted upon, other than (i) our directors, with respect to the election to office of the directors so nominated; and (ii) our directors and executive officers with respect to the Amended and Restated 2011 Equity Incentive Plan in which such directors and executive officers are eligible to participate.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Stephen Christopher Linthwaite and Vikram Jog, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason a Class III director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board.
Who will count the votes?
A representative of our mailing agent, Alliance Advisors, LLC, will tabulate the votes and act as inspector of elections.
Who will bear the cost of soliciting votes for the Annual Meeting?
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, bank, trustee, and other nominees for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Form 8-K to publish the final results.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice unless one or more of these stockholders notifies us that they wish to receive individual copies. Stockholders who participate in householding will continue to be able to request and receive separate proxy cards. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding but you and other stockholders of record with whom you share an address received multiple copies of the Notice, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of the Notice for your household, please contact our mailing agent, Alliance Advisors LLC, either by calling (973) 873-7700 or by writing to Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.
If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact Alliance Advisors LLC as indicated above.
Upon request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.
Beneficial owners can request information about householding from their broker, banks, trustee, or other nominee.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 25, 2019; provided, however, that in the event that we hold our 2020 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2019 annual meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Fluidigm Corporation
Attn: Corporate Secretary
7000 Shoreline Court, Suite 100
South San Francisco, California 94080

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the Company’s proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our Board, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2020 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:
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not earlier than February 8, 2020, and

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not later than March 9, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2019 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
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the 90th day prior to such annual meeting, or

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the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present such proposal at such meeting, we are not required to present the proposal for a vote at the meeting.
Nomination of Director Candidates
Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
In addition, it is the policy of our Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, and should be directed to our corporate secretary at our address set forth above. For additional information regarding stockholder recommendations for director candidates, please see the section entitled “Corporate Governance and Board of Directors — Process for Recommending Candidates to the Board of Directors.”
Availability of Bylaws
Our bylaws are available on our website at http://investors.fluidigm.com/corporate-governance. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Policy on Business Conduct and Ethics
We are committed to the highest standards of integrity and ethics in the way we conduct our business. We have adopted a code of ethics and conduct that applies to our Board of Directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other executive and senior officers. Our code of ethics and conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.
Under our code of ethics and conduct, each of our directors, officers, and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our Audit Committee.
Our code of ethics and conduct is available on our website at http://investors.fluidigm.com/corporate-governance. When required by the rules of the SEC or the Nasdaq Global Select Market (“Nasdaq”), we will disclose any future amendment to, or waiver of, any provision of the code of ethics and conduct for our Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, or any member of our Board on our website at www.fluidigm.com in the Governance section of the Investors webpage, within four business days following the date of such amendment or waiver.
Corporate Governance Principles
Our Board of Directors has adopted a set of principles that establish the corporate governance policies pursuant to which the Board intends to conduct its oversight of our business in accordance with its fiduciary responsibilities. Among other things, these corporate governance principles address the establishment and operation of Board committees, the role of our chairman, and matters relating to director independence and performance assessments. Our corporate governance principles are available on our website at http://investors.fluidigm.com/corporate-governance.
Role and Composition of the Board
As identified in our corporate governance principles, the role of our Board of Directors is to oversee the performance of our Chief Executive Officer and other senior management. Our Board is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.
Our Board of Directors currently comprises seven members and is divided into three staggered classes of directors. The Board is nominating three nominees for election as Class III directors.
The following table sets forth the names, ages as of April 8, 2019, and certain other information for each of our current directors:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nicolas Barthelemy(1)(2)	I	53	Director	2017	2020	—
Patrick S. Jones(1)	I	74	Director	2011	2020	—
Gerhard F. Burbach(1)(2)	II	57	Director	2013	2021	—
Carlos Paya(3)	II	60	Director	2017	2021	—
Laura M. Clague(1)	III	60	Director	2018	2019	2022
Samuel D. Colella(2)(3)	III	79	Chairman	2000	2019	2022
Stephen Christopher Linthwaite	III	47	President, Chief Executive Officer, and Director	2016	2019	2022

(1)
Member of our Audit Committee

(2)
Member of our Compensation Committee

(3)
Member of our Nominating and Corporate Governance Committee

At each annual meeting of stockholders, a class of directors is elected for a term of three years to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2020 for the Class I directors, 2021 for the Class II directors, and 2022 for the Class III directors.
2018 Board Meetings
During 2018, our Board of Directors held eight (8) meetings. All of our directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during the past fiscal year, in each case during the period that he or she served as a director.
Board Leadership Structure
Our corporate governance principles provide that the Board will fill the chairman and Chief Executive Officer positions based upon the Board’s view of what is in our best interests at any point in time. Although our current chairman is a non-employee director, the Board has not adopted any policy requiring separation of the chairman and Chief Executive Officer positions or requiring allocation of the chairman position to a non-employee director. Samuel D. Colella, an independent director with substantial board and executive leadership experience, currently serves as our chairman. In addition to Fluidigm, Mr. Colella currently serves on the boards of directors of Flexion Therapeutics, Inc. (FLXN) and of several private companies. Our Board of Directors believes that Mr. Colella’s qualifications to serve as chairman include his broad understanding of the life science industry and his extensive experience with emerging private and public companies, including prior service as chairman of other boards of directors.
Separating the positions of the chairman and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing our chairman to lead our Board in its fundamental role providing independent advice to and oversight of management. The Board believes that having an independent director serve as chairman is the appropriate leadership structure for Fluidigm at this time and demonstrates our commitment to good corporate governance.
Director Independence
As a company listed on Nasdaq, we are required by the Nasdaq listing requirements to maintain a board of directors comprising a majority of  “independent directors,” as determined affirmatively by our Board. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees be independent. In April 2019, our Board of Directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that a majority of our directors are “independent directors” as defined under applicable Nasdaq rules, including Nicolas Barthelemy, Gerhard F. Burbach, Laura M. Clague, Samuel D. Colella, Patrick S. Jones, and Carlos Paya. Stephen Christopher Linthwaite is not considered an independent director because of his positions as our President and Chief Executive Officer. There are no family relationships among any of our directors and officers.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and at such other times as requested by an independent director. These executive sessions are chaired by our chairman. Mr. Linthwaite does not participate in such sessions.

Board’s Role in Risk Oversight
While our Board of Directors has the ultimate oversight responsibility for the risk management process, it has charged our Audit Committee with responsibility to oversee management’s processes for identifying, monitoring, and addressing enterprise risks, evaluate and discuss with management its assessments of matters relating to enterprise risks, and oversee and monitor management’s plans to address such risks. Our Audit Committee oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The Audit Committee’s review of our business is an integral aspect of its assessment of management’s tolerance for risk and its determination as to the appropriate level of risk for our Company.
In addition, in setting compensation, our Compensation Committee strives to create incentives that encourage a level of risk-taking consistent with our business strategy and to encourage a focus on building long-term value that does not encourage excessive risk-taking. In connection with its oversight of compensation-related risks, our Compensation Committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our Compensation Committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our Compensation Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Fluidigm.
Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with corporate governance and board organization, membership, and structure.
At periodic meetings of the Board and its committees and in other meetings and discussions, management reports to, and seeks guidance from, the Board and its committees with respect to the most significant risks that could affect our business, such as legal, financial, tax, and audit related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and efforts, and investment policy and practices.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee operates under a written charter approved by our Board of Directors that satisfies the applicable standards of the SEC and Nasdaq. The committee charters are available on our website at http://investors.fluidigm.com/corporate-governance.
The table below shows the members and chairs of each committee and the number of meetings held in 2018.
	Audit	Compensation	Nominating and Corporate Governance
Nicolas Barthelemy	X	X	—
Gerhard F. Burbach	X	C	—
Laura M. Clague	X	—	—
Samuel D. Colella	—	X	C**
Patrick S. Jones	C*	—	—
Carlos Paya	—	—	X**
Meetings in 2018	5	6	7

C = Chair
*
Board-designated “audit committee financial expert” under SEC rules

**
Dr. Paya was appointed to serve as chair in February 2019.

Audit Committee.   Our Audit Committee currently consists of directors Patrick S. Jones, Nicolas Barthelemy, Gerhard F. Burbach, and Laura M. Clague. Mr. Jones is the chair of the Audit Committee. Our Board of Directors has determined that each of Patrick S. Jones, Nicolas Barthelemy, Gerhard F. Burbach, and Laura M. Clague, is independent and financially literate under the current rules and regulations of the SEC and Nasdaq, and that Patrick S. Jones qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.
Our Audit Committee oversees our corporate accounting and financial reporting process and our enterprise risk management process, and assists our Board of Directors in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is authorized to, among other things:
•
oversee the work of our independent registered public accounting firm;

•
approve the hiring, discharge, and compensation of our independent registered public accounting firm;

•
approve engagements of our independent registered public accounting firm to render any audit or permissible non-audit services;

•
evaluate the qualifications, independence, and performance of our independent registered public accounting firm;

•
discuss and, as appropriate, review with management and our independent registered public accounting firm our annual and quarterly financial statements and our major critical accounting policies and practices;

•
review management’s assessment of our internal controls; and

•
review the adequacy and effectiveness of our internal control policies and procedures.

Compensation Committee.   Our Compensation Committee currently consists of directors Gerhard F. Burbach, Nicolas Barthelemy, and Samuel D. Colella. Mr. Burbach is the chair of our Compensation Committee as of the date of this proxy statement, however Mr. Barthelemy will replace him as chair on the date of the Annual Meeting. Each member of our Compensation Committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq, a nonemployee director as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code, as amended. Furthermore, if required to ensure compliance with Rule 16b-3 under the Exchange Act, a subcommittee of the Compensation Committee or the Board considers and approves the grant of equity awards to our executive officers.
Our Compensation Committee oversees our corporate compensation programs and is authorized to, among other things:
•
review the compensation and benefits of our Chief Executive Officer and other executive officers;

•
review our corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•
assist our Board in providing oversight of the Company’s overall compensation plans and benefits program; and

•
administer our equity incentive plans.

Please see the sections entitled “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.
Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee currently consists of directors Samuel D. Colella and Carlos Paya. Dr. Paya is the chair of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq.

Our Nominating and Corporate Governance Committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors and oversees our corporate governance matters. The Nominating and Corporate Governance Committee is authorized to, among other things:
•
evaluate and make recommendations regarding the composition, organization, and governance of the Board and its committees;

•
evaluate the performance of members of the Board and make recommendations regarding committee and chair assignments;

•
recommend desired qualifications for Board membership and conduct searches for potential members of the Board;

•
review and recommend Board compensation programs for outside directors; and

•
develop and make recommendations with regard to our corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during our last fiscal year (which included Gerhard F. Burbach, Nicolas Barthelemy, and Samuel D. Colella) is, or was during 2018, an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
To the extent any members of our Compensation Committee and affiliates have participated in transactions with us meeting the disclosure requirements of Item 404 of Regulation S-K, their respective transactions are described in “Related Person Transactions and Section 16(a) Beneficial Ownership Reporting Compliance — Related Person Transactions.” See also “Corporate Governance and Board of Directors — Board Committees” for further information regarding our Compensation Committee.
Considerations in Identifying and Evaluating Director Nominees
Our Nominating and Corporate Governance Committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Process for Recommending Candidates to the Board of Directors” below. The Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Committee from other sources.
In its evaluation of director candidates, including the members of the Board eligible for reelection, our Nominating and Corporate Governance Committee considers the following:
•
the current size and composition of our Board and the needs of the Board and its respective committees;

•
factors such as character, integrity, judgment, experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like (the Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors); and

•
other factors that our Nominating and Corporate Governance Committee may consider appropriate.

Our Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. In February 2018, our Nominating and Corporate Governance Committee approved an amendment to our director nominating policies to include a specific reference to factors relating to diversity when considering potential director candidates. Our Board intends to consider these factors, including in particular gender diversity, in connection with its deliberations over Board expansion and potential candidates.

Any nominee for a position on the Board must satisfy the following minimum qualifications:
•
the highest personal and professional ethics and integrity;

•
proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•
skills that are complementary to those of the existing Board;

•
the ability to assist and support management and make significant contributions to the Company’s success; and

•
an understanding of the fiduciary responsibilities required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Committee, Board, or management. Fluidigm has retained a third-party search firm to assist with the identification and evaluation of qualified candidates to serve on the Board of Directors.
Process for Recommending Candidates to the Board of Directors
Our Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to our Board and recommending candidates for election to the Board of Directors. It is the policy of our Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Fluidigm, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like, and personal references. For details regarding the process to nominate a director directly for election to the Board at an annual meeting of the stockholders, please see the section entitled “General Information — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, directors to attend. One of the then-six members of our Board attended our 2018 annual meeting of stockholders.
Communications with the Board of Directors
Stockholders who wish to communicate with our Board are welcome to do so either (i) in writing, at the following address: Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary, or (ii) online at http://investors.fluidigm.com/contact-us. Communications are distributed to our Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Compensation Policy
Non-employee directors receive an annual retainer for service on our Board of Directors and an annual retainer for service on committees of the Board as set forth below:
Annual cash retainer for each non-employee director	$40,000
Annual cash retainer for each Audit Committee member	$10,000
Annual cash retainer for each Compensation Committee member	$7,000
Annual cash retainer for each Nominating and Corporate Governance Committee member	$5,000
Additional cash retainer for chairmanship of the Board	$40,000
Additional cash retainer for chairing the Audit Committee	$10,000
Additional cash retainer for chairing the Compensation Committee	$8,000
Additional cash retainer for chairing the Nominating and Corporate Governance Committee	$5,000
Additionally, we have adopted an outside director equity compensation policy to formalize the granting of equity compensation to our non-employee directors under our 2011 Equity Incentive Plan. The policy provides for automatic, nondiscretionary grants of nonstatutory stock options and restricted stock units, or RSUs, subject to the terms and conditions of the policy and the 2011 Equity Incentive Plan. Nevertheless, non-employee directors remain eligible to receive all types of awards under the 2011 Equity Incentive Plan, except for incentive stock options, and may receive discretionary awards not covered by the policy.
Under the policy, we automatically grant an option to purchase 15,000 shares of our common stock and 10,000 RSUs to anyone who becomes a non-employee director on the date such person first becomes a non-employee director. An employee director who subsequently ceases to be an employee, but remains a director, does not receive such an initial award.
Prior to May 2018, each non-employee director was automatically granted an annual stock option to purchase 5,000 shares of our common stock and 5,000 RSUs on the date of each annual meeting of stockholders beginning on the date of the first annual meeting of stockholders that is held after such non-employee director receives his or her initial award. In May 2018, we amended our outside director equity compensation policy to provide that each non-employee director is automatically granted an annual stock option to purchase 10,600 shares of our common stock and 6,100 RSUs on the date of each annual meeting of stockholders beginning on the date of the first annual meeting of stockholders that is held after such non-employee director receives his or her initial award.
The exercise price of all stock options granted pursuant to the policy is equal to or greater than the fair market value of our common stock on the date of grant and the term of all stock options is ten years. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, initial awards of options vest and initial awards of RSUs vest as to 25% of the shares subject to such awards on each anniversary of the date of grant, provided such non-employee director continues to serve as a director through each such date. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, 1/12th of the shares subject to the annual option awards vest each month after the date of grant and the annual RSU awards vest in full on the earlier of the day prior to the next annual meeting of our stockholders or the one-year anniversary of the date of grant, in each case provided such non-employee director continues to serve as a director through each such date.
The administrator of the 2011 Equity Incentive Plan in its discretion may change or otherwise revise the terms of awards granted under the outside director equity compensation policy.
In the event of a “change of control,” as defined in our 2011 Equity Incentive Plan, with respect to awards granted under the 2011 Equity Incentive Plan to non-employee directors, the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such award regardless of performance goals, vesting criteria, or other conditions.

RSUs in Lieu of Cash and RSU Deferral
Non-employee directors have the option to elect to receive an RSU award in lieu of 100% of their annual cash retainers payable for services to be rendered as a non-employee director, chairperson of the board, or chair or member of any Board committee. RSUs elected in lieu of payments in cash vest quarterly but settlement of such RSUs can be deferred as described below.
Each non-employee director may elect to defer settlement of his or her RSU grants until the earlier of the termination of his or her service on our Board of Directors or a qualifying change in control.
Non-Employee Director Stock Ownership Guidelines
Our Board of Directors has approved stock ownership guidelines for our non-employee directors to further align their interests with the interests of our stockholders.
Pursuant to the guidelines, each non-employee director is expected to accumulate and hold a number of shares of our common stock equal to the lesser of  (i) that number of shares with a value equal to three times his or her Board cash retainer or (ii) 19,540 shares, and to maintain this minimum amount of stock ownership during the director’s tenure on the Board. For purposes of determining stock ownership pursuant to the guidelines, we include shares owned outright and vested in-the-money stock options, but do not include value or shares attributable to unvested time vesting restricted stock, unvested and/or out-of-the money stock options and/or unearned performance shares. Our non-employee directors are expected to achieve the applicable level of ownership by the end of the fiscal year that follows the five-year anniversary of the date he or she becomes covered by the guidelines.
Non-employee directors are not required to purchase shares on the open market in order to comply with the guidelines. In the event a non-employee director falls out of compliance with the guidelines at any time, he or she will be required to maintain 50% of the shares (net of tax and exercise costs) acquired through the vesting or exercise of awards until the guidelines are again satisfied. The guidelines include a once-met-always-met policy such that each non-employee director will be deemed to satisfy the guideline if they hold at least the number of shares that, as of the first measurement date they comply with the guidelines, was equal to the guideline value (i.e., following the initial compliance, the policy for each non-employee director will reset to the lesser of the guideline value or the number of shares that originally satisfied the guideline).
2018 Director Compensation
The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our Board for the year ended December 31, 2018. The table excludes Mr. Linthwaite, who was a named executive officer and did not receive any compensation from us in his role as a director in 2018.
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Nicolas Barthelemy	56,995(2)	33,977	33,805	124,777
Gerhard F. Burbach	64,993(3)	33,977(4)	33,805	132,776
Laura M. Clague	8,560	74,200	61,557	144,317
Samuel D. Colella	96,995(2)	33,977	33,805	164,777
Patrick S. Jones	60,000	33,977	33,805	127,782
Carlos Paya	44,997(2)	33,977	33,805	112,779

(1)
Amounts represent the aggregate grant date fair value of the option award and restricted stock unit awards, as applicable, calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. See Note 9 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock options and restricted stock unit awards.

(2)
Amount includes RSUs received in lieu of cash fees for 2018.

(3)
Amount includes RSUs received in lieu of cash fees for 2018 with respect to which settlement has been deferred.

(4)
Amount includes RSUs with respect to which settlement has been deferred.

Director Equity Awards
The aggregate number of shares underlying stock options and RSUs outstanding as of December 31, 2018 for each non-employee director was as follows:
	Aggregate Number of Shares Underlying Stock Options Outstanding as of December 31, 2018	Aggregate Number of Shares Underlying Restricted Stock Units Outstanding as of December 31, 2018
Nicolas Barthelemy	33,600	13,600
Gerhard F. Burbach	85,600	30,215(1)
Laura M. Clague	15,000	10,000
Samuel D. Colella	43,600	6,100
Patrick S. Jones	109,600	6,100
Carlos Paya	33,600	13,600

(1)
Amount includes RSUs—including some received in lieu of cash fees for 2018—with respect to which settlement has been deferred.

PROPOSAL NUMBER 1
ELECTION OF CLASS III DIRECTORS

Board Structure
Our Board of Directors currently comprises seven members and is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors is elected for a term of three years to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held this year for the Class III directors, in 2020 for the Class I directors, and in 2021 for the Class II directors.
Nominees for Class III Directors (Term Expiring in 2022)
At the 2019 Annual Meeting, three Class III directors will be elected to the Board by the holders of our common stock. Our Nominating and Corporate Governance Committee recommended, and our Board of Directors nominated, Laura M. Clague, Samuel D. Colella, and Stephen Christopher Linthwaite, each a current Class III director, as nominees for re-election as Class III directors at the 2019 Annual Meeting.
Ms. Clague, Mr. Colella, and Mr. Linthwaite have each agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the 2019 Annual Meeting, proxies will be voted for any nominee who may be proposed by the Nominating and Corporate Governance Committee and designated by the present Board of Directors to fill the vacancy.
Biographical Information Concerning the Class III Director Nominees
Laura M. Clague, age 60, has served as a member of our Board of Directors since October 2018. Ms. Clague has served as the Senior Vice President and Chief Financial Officer of Retrophin, Inc. since November 2014. Ms. Clague previously served as the Chief Financial Officer of the San Diego and Ohio operations of Amylin Pharmaceuticals, Inc., a wholly owned subsidiary of Bristol-Myers Squibb. Prior to the acquisition by Bristol-Myers Squibb in 2012, Ms. Clague was the Vice President, Corporate Controller and Chief Accounting Officer of Amylin for 10 years, and during this time also served as the Chief Financial Officer of the Amylin/Lilly Collaboration. From 1988 to 1999, Ms. Clague was the director of finance and accounting operations for Sony Electronics, Inc. From 1985 to 1988, Ms. Clague served as internal audit supervisor at Cubic Corporation. From 1982 to 1985, Ms. Clague held various audit positions at KPMG. Ms. Clague also serves on the Board of Directors of LRAD Corporation where she chairs the Audit Committee. Ms. Clague is a certified public accountant in the State of California, and has a B.S. in Business Administration from Menlo College. We believe that Ms. Clague’s extensive background in finance and accounting and her experience in the life sciences industry qualify her to serve on our Board of Directors.
Samuel D. Colella, age 79, has served as a member and chairman of our Board of Directors since July 2000. Mr. Colella is a managing director of Versant Ventures, a healthcare venture capital firm he co-founded in 1999, and has been a general partner of Institutional Venture Partners since 1984. Mr. Colella currently serves on the board of directors of Flexion Therapeutics, Inc. (Nasdaq: FLXN), a specialty pharmaceutical company. Mr. Colella also is currently a member of the board of directors of several private companies. Mr. Colella served on the board of directors of Genomic Health, Inc. (Nasdaq: GHDX), a molecular diagnostics company, from 2001 to 2014; Alexza Pharmaceuticals, Inc. (Nasdaq; ALXA), a pharmaceutical company, from 2002 to 2012; Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ), a biopharmaceutical company, from 2003 to 2012; Veracyte, Inc. (Nasdaq: VCYT), a diagnostics company, from 2006 to 2014. Mr. Colella received a B.S. in business and engineering from the University of Pittsburgh and an M.B.A. from Stanford University. We believe that Mr. Colella’s broad understanding of the life science industry and his extensive experience working with emerging private and public companies, including prior service as chairman of boards of directors, qualifies him to serve on, and as chairman of our Board of Directors.
Stephen Christopher Linthwaite, age 47, joined Fluidigm as President and Chief Operating Officer in August 2016 and has served as our President, Chief Executive Officer, and Director since October 2016.

From August 2003 to April 2016, Mr. Linthwaite held various managerial positions at Thermo Fisher Scientific Inc., a life sciences company, and prior to its acquisition by Thermo Fisher, at Life Technologies Corporation, a life sciences company, including president, genetic sciences division, from December 2014 to April 2016, president, genetic analysis platform, from September 2011 to December 2014, and various other managerial positions at Invitrogen prior to the creation of Life Technologies through a merger of Invitrogen and Applied Biosystems. Prior to joining Invitrogen, Mr. Linthwaite held various strategic consulting roles. Mr. Linthwaite served on the board of directors of Claritas Genomics, Inc. from December 2014 to April 2016. Mr. Linthwaite received an M.B.A. from the University of Virginia (Darden) School of Business, and a B.A. in Foreign Affairs from the University of Virginia. Prior to business school, Mr. Linthwaite served on active duty in the U.S. Army as an armor officer. We believe that Mr. Linthwaite’s extensive industry experience with life sciences companies qualifies him to serve on our Board.
Required Vote
The Class III directors elected to the Board of Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. In other words, the three nominees receiving the highest number of  “FOR” votes will be elected as Class III directors. Abstentions and broker non-votes will not affect the outcome of the election of the Class III directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Laura M. Clague, Samuel D. Colella, and Stephen Christopher Linthwaite.
Recommendation
Our Board of Directors recommends a vote “FOR” the election to the Board each of Laura M. Clague, Samuel D. Colella, and Stephen Christopher Linthwaite as Class III directors.
Continuing Class I Directors (Term Expiring in 2020)
Patrick S. Jones, age 74, has served as a member of our Board of Directors since March 2011. Mr. Jones has been a private investor since March 2001. Mr. Jones currently serves on the board of directors of Talend SA (Nasdaq: TLND), a data integration software company, and Itesoft SA (PAR: ITE.PA), a business process automation software company. From 2003 to May 2018, Mr. Jones served as chairman of Inside Secure SA (PAR: INSD.PA), a company that makes digital security solutions. From 2005 to May 2015, Mr. Jones served on the board of directors of Lattice Semiconductor Corporation (Nasdaq: LSCC), a fabless semiconductor company. From 2012 to 2013, Mr. Jones served as chairman of Dialogic Inc. (OTC: DLGC), a communications technology company. From 2005 to 2012, Mr. Jones served as chairman of Epocrates, Inc., a provider of clinical solutions to healthcare professionals and interactive services to the healthcare industry, which was acquired by athenahealth, Inc. in 2013. From 2007 to 2012, Mr. Jones also served on the board of directors of Openwave Systems Inc., a telecom infrastructure software provider that changed its name to Unwired Planet (Nasdaq: UPIP) in 2012. From 2007 to 2011, Mr. Jones served on the board of directors of Novell, Inc., an enterprise infrastructure software provider that was sold to Attachmate Corporation in 2011. From June 1998 to March 2001, Mr. Jones was the senior vice president and chief financial officer of Gemplus International S.A. (now GEMALTO N.V.), a provider of solutions empowered by smart cards. From March 1992 to June 1998, he was vice president of finance and corporate controller at Intel Corporation, a producer of microchips and communications products. Prior to that, Mr. Jones served as chief financial officer of LSI Corporation (formerly known as LSI Logic), a semiconductor company. Mr. Jones received a B.A. from the University of Illinois and an M.B.A. from St. Louis University. We believe that Mr. Jones’ significant financial and accounting expertise and international business experience qualify him to serve on our Board of Directors.
Nicolas M. Barthelemy, age 53, has served as a member of our Board of Directors since March 2017. Mr. Barthelemy brings over 25 years of health-care industry experience to the director role. From 2014 to February 2017, Mr. Barthelemy served as the president and chief executive officer of Biotheranostics, Inc., a molecular diagnostics company. From 2010 until 2013, he served as president, global commercial operations at Life Technologies Corporation, a global life sciences company, which was acquired by Thermo Fisher Scientific Inc. in February 2014. Prior to that position, he led the $850M Cell Systems division from 2005 to 2010. Before Life Technologies, from 1996 to 2004, Mr. Barthelemy was with Biogen Inc., a biotechnology company, most recently as vice president, manufacturing. He began his career with Merck & Co., Inc. (NYSE: MRK), a pharmaceutical company, as a project engineer in the vaccine division and worked for the company from 1991 to 1996. From January 2018 to November 2018, Mr. Barthelemy served on the board of directors of Genewiz (privately held), a biotechnology company. Mr. Barthelemy currently serves as a member of the boards of directors of Repligen Corporation (Nasdaq: RGEN), 908 Devices Inc. (privately held), and of Biocare Medical, LLC (privately held). All three companies are in the life sciences sector. He received an M.S. in Chemical Engineering from the University of California, Berkeley in 1991, and an engineering degree from Ecole Superieure de Physique et Chimie Industrielles, Paris in 1989. We believe that Mr. Barthelemy’s extensive experience in manufacturing, distributing and commercializing life science instruments, reagents and services, his knowledge of the research and clinical markets as well as his relevant public board experience qualify him to serve on our Board of Directors.
Continuing Class II Directors (Term Expiring in 2021)
Gerhard F. Burbach, age 57, has been a member of our Board of Directors since January 2013. Mr. Burbach currently serves as chairman of the board of directors of Procyrion Inc., a private medical device company focused on the treatment of chronic heart failure, and as a member of the boards of directors of Vascular Dynamics, a private medical device company focused on the treatment of hypertension, and BWX Technologies, Inc. (NYSE: BWXT), a company that manufactures and supplies nuclear components and fuel. Mr. Burbach served on the board of directors of Autonomic Technologies, Inc., a private medical device company focused on the treatment of severe headaches, from December 2015 to April 2019, including service as chairman of the board beginning April 2016 and as interim chief executive officer and president from December 2015 to April 2016. From January 2006 to September 2014, Mr. Burbach served as president, chief executive officer, and director of Thoratec Corporation (Nasdaq: THOR), a company that develops, manufactures, and markets proprietary medical devices used for circulatory support. In addition, from 2004 to February 2013, Mr. Burbach served as a member of the board of directors of Digirad Corporation (Nasdaq: DRAD), a company focused on diagnostic imaging products. From April 2005 to January 2006, Mr. Burbach served as president and chief executive officer of Digirad Corporation. From July 2003 to April 2005, he served as president and chief executive officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices. From January 2001 to July 2003, he served as chief executive officer of Philips Nuclear Medicine, a division of Philips Electronics, and before its acquisition by Philips, he worked for four years for ADAC Laboratories, most recently as president. Mr. Burbach also spent six years with the management consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm’s healthcare practice. Mr. Burbach received a B.S. in Industrial Engineering from Stanford University in 1984 and an M.B.A. from Harvard business School in 1990. We believe that Mr. Burbach’s experience as a chief executive officer and director of other public life sciences companies qualifies him to serve on our Board of Directors.
Carlos Paya, M.D., Ph.D., age 60, has served as a member of our Board of Directors since March 2017. Since May 2011, Dr. Paya has served as president, chief executive officer and director of Immune Design Corp. He previously served as president of Elan Corporation, a pharmaceutical corporation, which was acquired by Perrigo Company, from November 2008 to April 2011. Before joining Elan Corporation, Dr. Paya was at Eli Lilly & Company, a pharmaceutical corporation, from September 2001 to November 2008, as vice president, Lilly Research Laboratories. From January 1991 to August 2001, Dr. Paya was professor of medicine, immunology, and pathology, and vice dean of the clinical investigation program at the Mayo Clinic in Rochester, Minnesota. He received his M.D. and Ph.D. degrees from the University of Madrid and underwent postdoctoral training at the Institute Pasteur, Paris, France. We believe that Dr. Paya’s experience in the life sciences industry gives him the qualifications and skills to serve on our Board of Directors.

PROPOSAL NUMBER 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2017 annual meeting, our Board recommended and our stockholders approved holding an advisory vote on the compensation of our named executive officers every year: we believe an annual vote allows for a meaningful evaluation period of performance against our compensation practices. Accordingly, as required by Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of our named executive officers as described in this proxy statement.
We encourage you to read our Compensation Discussion and Analysis beginning on page 33, which describes in more detail how our executive compensation program operates and is designed to achieve our goals, as well as the compensation tables and narrative beginning on page 48, which provide detailed information on the compensation of our named executive officers.
Compensation Program and Philosophy
The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executive officers who are motivated to achieve or exceed our short-term and long-term corporate goals. Our compensation philosophy is team-oriented and our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our non-CEO executive officers with comparable levels of base salary, bonuses, and annual equity awards that are based largely on overall company performance.
In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•
Team-oriented approach to establishing compensation levels;

•
Compensation should relate to performance;

•
Equity awards help executive officers think like stockholders; and

•
Total compensation opportunities should be competitive.

Our Board of Directors believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Fluidigm Corporation named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative disclosures set forth in the proxy statement relating to Fluidigm’s 2019 Annual Meeting of Stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2018. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our Compensation Committee and our Board of Directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation
Our Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NUMBER 3
APPROVAL OF AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment and restatement of our 2011 Equity Incentive Plan (the “Restated Plan”). Our Board of Directors adopted the Restated Plan in April 2019, subject to the approval of our stockholders at the Annual Meeting. If the Restated Plan is not approved by stockholders, then the existing version of our 2011 Equity Incentive Plan (the “Existing Plan”) will continue by its terms and will terminate automatically in January 2021. If stockholders approve the Restated Plan, then:
•
The Restated Plan will have its share reserve available for grant increased by 4,950,644 to 6,347,000 shares.

•
The annual automatic share increase or “evergreen” provision of the Existing Plan will be eliminated.

•
Limits on compensation to our non-employee directors will be set forth in the Restated Plan.

•
Our non-stockholder-approved 2017 Inducement Award Plan (the “Inducement Plan”), under which 1,321,435 shares of our common stock remain available for issuance as of March 31, 2019, will be terminated (which means no further grants can be made under the Inducement Plan but existing outstanding awards continue by their terms).

•
The Restated Plan will continue for a term of 10 years from the date it was adopted by the Board.

•
The Restated Plan eliminates the flexibility of the Board or other plan administrator to accelerate the vesting of awards upon a change in control transaction. Awards will be treated in accordance with the terms of the Restated Plan or as specifically provided in an award agreement.

•
The Restated Plan eliminates the Company’s ability to do a repricing or an exchange program with respect to awards.

•
The Restated Plan eliminates the Company’s ability to pay dividends or dividend equivalents on unvested awards.

•
Awards granted under our Restated Plan will be subject to recoupment under our current clawback policy and any clawback policy that we are required to adopt under applicable law.

The aggregate number of shares of our common stock reserved for issuance under the Existing Plan during its entire term is 8,118,280, plus (x) any shares forfeited under pre-existing equity incentive plans after the effectiveness of the Existing Plan and (y) any future shares added to the Existing Plan through the automatic annual increases in the share reserve that are made on the first day of each fiscal year (the “Automatic Share Increases”), with the next such increase scheduled to occur on the first day of fiscal year 2020. Each such increase is limited to the least of  (i) 1,000,000 shares, (ii) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (iii) an amount determined by our Board of Directors. As of March 31, 2019, 4,133,243 shares of our common stock are subject to outstanding awards granted under the Existing Plan, and 1,396,356 shares of our common stock remain available for issuance (which does not take into account any shares that may be subsequently added to the Existing Plan through future Automatic Share Increases or forfeitures).
In determining and recommending the increase to the share reserve under the Restated Plan, our Board of Directors considered the effect of the elimination of the Automatic Share Increases, the termination of the Inducement Plan, and a number of other factors, including dilutive impact, burn rate, and plan duration.

Historical Grant Practices.   Our Board of Directors considered the historical numbers of stock options, RSUs, performance-based stock options, and performance-based RSUs that we have granted in the past three years. The annual share usage, or burn rate, under our equity compensation program for the last three years was as follows:
Annual Share Usage	2016	2017	2018	Three-Year Average
Stock options granted	793,527	1,363,460(1)	757,770	971,586
Non-performance RSUs granted	852,233	915,883(2)	1,821,885	1,196,667
Non-performance RSUs vested	326,957	445,355	945,119	572,477
Performance-based stock options granted	184,050	—	—	61,350
Performance-based RSUs granted	87,620	—	167,000	84,873
Performance-based RSUs vested	—	—	—	—
Total equity awards granted(3)	1,917,430	2,279,343	2,746,655	2,314,476
Basic weighted average shares of common stock outstanding as of December 31	29,151,433	32,980,163	39,651,703	33,927,763
Annual share usage	1,066,155	155,315(4)	1,862,614	1,028,028(4)

(1)
379,443 of the stock options granted in 2017 were awarded solely pursuant to our stock option exchange program.

(2)
54,944 of the RSUs granted in 2017 were awarded solely pursuant to our stock option exchange program.

(3)
Represents stock options, performance-based stock options, RSUs, and performance-based RSUs.

(4)
Adjusted to exclude the effect of the 2017 stock option exchange program.

Forecasted Grant Practices.   Based on our historical grant practices, we currently forecast granting equity awards covering approximately 4,300,000 shares over the next two-year period, which is equal to 6.0% of the fully diluted number of shares of our common stock outstanding as of March 31, 2019. In light of this forecast, the termination of our Inducement Plan, and the elimination of the Automatic Share Increases, we believe, and our Board of Directors considered, that the requested increase to the Restated Plan’s share reserve will provide a sufficient number of shares to allow us to grant equity awards for the purpose of our expected new hires, focal awards, any special retention needs, and employee growth through any opportunistic acquisitions or hiring for the next two years. However, circumstances could alter this projection, such as a change in business conditions, our stock price, competitive pressures for attracting and retaining employees, or our company strategy.
Awards Outstanding Under Existing Grants and Dilutive Impact.   As of March 31, 2019, we have outstanding equity awards under the Existing Plan, the Inducement Plan, and prior plans covering approximately 4,881,537 shares. These outstanding equity awards (commonly referred to as the “overhang”), together with the shares currently available for grant under the Existing Plan and the Inducement Plan, represent approximately 10.6% of the fully diluted number of shares of our common stock. The dilutive impact of the additional 4,950,644 shares that would be available for issuance under the Restated Plan—combined with the cancellation of the shares currently available for grant under the Inducement Plan—would increase the overhang percentage to approximately 14.9%, each based on our fully diluted number of shares of our common stock as of March 31, 2019 (in all cases without consideration of shares potentially issuable upon conversion of outstanding convertible indebtedness).
If the stockholders do not approve the Restated Plan, the Existing Plan will continue without these amendments, including the retention of the provision for Automatic Share Increases. In that case, the shares reserved for issuance under the Existing Plan may be insufficient to achieve our future incentive, recruiting, and retention objectives. Consequently, without stockholder approval of our Restated Plan, we believe our ability to attract and retain the individuals necessary to drive our performance and increase long-term stockholder value will be impaired. We therefore believe that stockholder approval of our Restated Plan is important to our continued success.

Our executive officers and directors have an interest in the approval of the Restated Plan by our stockholders because they would be eligible to receive awards under the Restated Plan. Our Board of Directors and Compensation Committee have approved the Restated Plan, subject to the approval of our stockholders at the Annual Meeting.
Summary of the Restated Plan
Our Restated Plan was adopted by our Board of Directors in April 2019. The following general description of the material features of the Restated Plan is qualified in its entirety by reference to the provisions of the Restated Plan set forth in Exhibit I to this proxy statement.
Eligibility.   Our Restated Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and the employees of our subsidiaries, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and the employees and consultants of our subsidiaries. As of December 31, 2018, we had six non-employee directors, approximately 35 consultants, and approximately 535 employees (including our employee director).
Share Reserve.   The total number of shares of our common stock reserved for issuance under our Restated Plan is equal to (i) 6,347,000 shares plus (ii) any shares that, as of immediately prior to the date of the Annual Meeting, were subject to outstanding awards under the Existing Plan.
Generally, if an option award expires or becomes unexercisable without having been exercised in full, or if restricted stock, performance shares, or shares subject to restricted stock units or performance units are forfeited or repurchased by us due to failure to vest, the unpurchased, forfeited, or repurchased shares that were subject to such awards will become available for future grant or sale under the Restated Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance.
Administration.   Our Restated Plan will be administered by our Board of Directors or a committee appointed by our Board of Directors. Currently, our Compensation Committee administers our Existing Plan. Different committees may administer our Restated Plan with respect to different groups of service providers. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.
Subject to the provisions of our Restated Plan, the administrator generally has the power to make all determinations deemed necessary or advisable for administering the Restated Plan. The administrator has the power to determine the terms of awards, including the exercise price (if any), the number of shares subject to each such award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator also has the authority to amend awards. The administrator may not implement any exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. In addition, the administrator may provide for dividends or dividend equivalents to accrue on unvested awards, but no dividends or dividend equivalents will be paid until the vesting of such awards. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.
Stock Options.   Options may be granted under our Restated Plan. Subject to the provisions of our Restated Plan, the administrator determines the terms and conditions of options, including when such options vest and become exercisable (and the administrator has the discretion to accelerate the time at which such options will vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share of our common stock on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of our company or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share of our common stock on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for 3 months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.
Stock Appreciation Rights.   Stock appreciation rights may be granted under our Restated Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our Restated Plan, the administrator determines the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator has the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares of our common stock, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value per share on the date of grant, and the term of a stock appreciation right may not be more than 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term.
Restricted Stock.   Restricted stock may be granted under our Restated Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us), and the administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
Restricted Stock Units.   Restricted stock units may be granted under our Restated Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed.
Performance Units and Shares.   Performance units and performance shares may be granted under our Restated Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator has the discretion to reduce or waive any performance objectives or other vesting provisions for performance units or performance shares. Performance units will have an initial dollar value established by the administrator on or before to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. The administrator has the discretion to pay earned performance units or performance shares in the form of cash, shares, or in some combination of both.
Transferability of Awards.   Our Restated Plan does not allow for the transfer of awards unless the administrator provides otherwise, and in no event may an award be transferred for value or consideration. Additionally, only the recipient of an award may exercise an award during his or her lifetime.
Outside Directors.   Our Restated Plan provides that any outside (non-employee) director, in any fiscal year, may not be granted equity awards under our Restated Plan with an aggregate grant date fair value of more than $400,000, or $500,000 with respect to his or her first year of service as an outside director. For purposes of this limitation, the grant date fair value is determined in accordance with GAAP. Any equity awards granted under our Restated Plan to an outside director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our outside (non-employee) directors. The outside (non-employee) director annual limits were developed with input from Meridian Compensation Partners, LLC, the Compensation Committee’s independent executive compensation advisor based on a review of non-employee director limits in equity plans for comparable companies.
Certain Adjustments.   If there are certain changes in our capitalization, the administrator will adjust the number and class of shares that may be delivered under the Restated Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the Restated Plan.
Dissolution or Liquidation.   If there is a proposed liquidation or dissolution of our company, the administrator will notify participants as soon as practicable before the effective date of such event and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.
Merger or Change in Control.   Our Restated Plan provides that if there is a merger of the company with or into another company or a “change in control” (as defined under the Restated Plan) of our company, each outstanding award will be treated as provided in the applicable award agreement or as described below. The administrator is not required to treat all awards similarly. If the successor corporation does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels, and the administrator will notify participants that awards will become fully exercisable, if applicable, for a specified period before the transaction. The award will then terminate upon the expiration of the specified period of time.
With respect to awards held by a non-employee director that are assumed or substituted for, if such non-employee director’s service as our director or that of a successor corporation is terminated on or after the date of such merger or change in control (except for a voluntary resignation that is not at the request of the acquirer), then the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to performance units and performance shares, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met in the event.
Forfeiture and Clawback.   All awards granted under our Restated Plan will be subject to recoupment under our current clawback policy and any clawback policy that we are required to adopt under applicable law. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events.
Plan Amendments and Termination.   Our Restated Plan will automatically terminate in 2029, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend, or terminate the Restated Plan, but such action will not impair the rights of any participant without his or her written consent.
New Plan Benefits
The number of awards that an employee, director, or consultant may receive under the Restated Plan is in the discretion of the administrator and therefore cannot be determined in advance. For (i) each of our named executive officers, (ii) our executive officers, as a group, (iii) our directors who are not executive officers, as a group, and (iv) all of our employees who are not executive officers, as a group, the following table sets forth the following information:
(A)
the aggregate number of shares subject to stock options granted under the Existing Plan and the Inducement Plan during 2018,

(B)
the average per share exercise price of such options,

(C)
the aggregate number of RSUs (including performance-based RSUs) granted under the Existing Plan and the Inducement Plan during 2018, and

(D)
the dollar value of such RSUs.

	Shares subject to Stock Options	Average Per Share Exercise Price of Options	Shares subject to Restricted Stock Units	Dollar Value of Restricted Stock Units(1)
Stephen Christopher Linthwaite President and Chief Executive Officer	95,500	$6.33	179,500	$2,385,555
Vikram Jog Chief Financial Officer	27,500	$6.33	68,219	$906,631
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary	27,500	$6.33	72,050	$957,545
Bradley Kreger Senior Vice President, Global Operations	100,000	$5.90	50,000	$664,500
Steven C. McPhail Chief Commercial Officer	16,200	$6.33	46,730	$621,042
Executive group	668,770	$6.05	981,240	$13,040,680
Non-executive director group	68,000	$5.98	75,418	$1,002,305
Non-executive officer employee group	—	—	932,227	$12,389,297

(1)
Reflects the aggregate fair value of the equity awards computed in accordance with ASC 718, based on the $13.29 closing price per share of our common stock on the Nasdaq Global Select Market on Friday, March 29, 2019.

Required Vote
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve Restated Plan. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Recommendation
Our Board of Directors recommends a vote “FOR” the approval of the Restated Plan.

PROPOSAL NUMBER 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP to audit the financial statements of our company for the fiscal year ending December 31, 2019 and recommends that stockholders vote in favor of the ratification of such appointment. During 2018, PricewaterhouseCoopers LLP served as our registered independent public accounting firm.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, our Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2019 if our Audit Committee believes that such a change would be in the best interests of Fluidigm and its stockholders. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Required Vote
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019 requires the affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Recommendation
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.
Principal Accounting Fees and Services
The following table sets forth the aggregate fees for audit services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2018 and December 31, 2017:
	2018	2017
Audit fees(1)	$1,511,635	$1,395,500
Audit-related fees(2)	132,355	240,000
Tax fees(3)	—	—
All other fees(4)	3,600	165,028
Total fees	$1,647,590	$1,800,528

(1)
Audit fees for 2018 and 2017 consist of fees billed or to be billed by PricewaterhouseCoopers LLP for professional services rendered for the integrated audit of our annual consolidated financial statements and management’s report on internal controls included in our Annual Report on Form 10-K; for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q; and for other services, including statutory audits and services rendered in connection with SEC filings.
(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of fees billed by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, consultation and planning services.

(4)
All other fees consist of fees billed by PricewaterhouseCoopers LLP for professional services other than the services reported above. These fees primarily consist of fees attributable to permissible consulting services as well as fees to license specialized accounting research software.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of PricewaterhouseCoopers LLP for 2017 and 2018 described above were pre-approved by the Audit Committee.
Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibility over Fluidigm’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits, to prepare Fluidigm’s financial statements, or to assess Fluidigm’s internal control over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing Fluidigm’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, Fluidigm’s financial condition, results of operations, and cash flows. However, the Audit Committee reviews and discusses the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of Fluidigm’s financial affairs.
Unless the Audit Committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the Audit Committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of Fluidigm’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm to review Fluidigm’s audited 2018 consolidated financial statements (including the quality of Fluidigm’s accounting principles). Management represented to the

Audit Committee that Fluidigm’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2018 consolidated financial statements to stockholders. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the PCAOB.
The Audit Committee has discussed with the independent accountant the independent accountant’s independence from Fluidigm and its management. As part of that review, the Audit Committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, Fluidigm’s audited consolidated financial statements for the year ended December 31, 2018 for filing with the SEC as part of Fluidigm’s Annual Report on Form 10-K. The Audit Committee has appointed PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2019.
The Audit Committee
Patrick S. Jones (Chair)
Gerhard F. Burbach
Nicolas Barthelemy
Laura M. Clague
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Fluidigm under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Fluidigm specifically incorporates the Audit Committee Report by reference therein.

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions with Fluidigm and other biographical information as of April 8, 2019 are set forth below. There are no family relationships among any of our executive officers or directors.
Name	Age	Position
Stephen Christopher Linthwaite	47	President, Chief Executive Officer, and Director
Vikram Jog	62	Chief Financial Officer
Nicholas Khadder	45	Senior Vice President, General Counsel, and Corporate Secretary
Bradley Kreger	44	Senior Vice President, Global Operations
Steven C. McPhail(1)	65	Chief Commercial Officer

(1)
As disclosed in our Current Report on Form 8-K filed with the SEC on August 2, 2018, Mr. McPhail notified us of his intention to retire on July 30, 2018. His retirement was effective on April 18, 2019.

Stephen Christopher Linthwaite.   Please see the biographical information provided above in the section entitled “Board of Directors and Corporate Governance — Nominees for Class III Directors (Term Expiring in 2022).”
Vikram Jog has served as our Chief Financial Officer since February 2008. From April 2005 to February 2008, Mr. Jog served as chief financial officer for XDx, Inc. (now CareDx, Inc.), a molecular diagnostics company. From March 2003 to April 2005, Mr. Jog was a vice president of Applera Corporation, a life science company that is now part of Thermo Fisher Scientific, and vice president of finance for its related businesses, Celera Genomics and Celera Diagnostics. From April 2001 to March 2003, Mr. Jog was vice president of finance for Celera Diagnostics and corporate controller of Applera Corporation. Mr. Jog received a Bachelor of Commerce degree from Delhi University and an M.B.A. from Temple University. Mr. Jog is a member of the American Institute of Certified Public Accountants.
Nicholas Khadder has served as our Senior Vice President, General Counsel, and Corporate Secretary since June 2016. From 2010 to June 2016, Mr. Khadder held various positions at Amyris, Inc., an industrial biotechnology company, including senior vice president, general counsel and corporate secretary from 2013 to June 2016, interim general counsel from July 2013 to December 2013 and assistant general counsel from October 2010 to July 2013. Prior to joining Amyris, Mr. Khadder served in senior corporate counsel roles at LeapFrog Enterprises, Inc., an educational entertainment company, from August 2008 to September 2010, and at Protiviti, Inc., an internal audit and risk consulting firm, from June 2005 to July 2008. Before commencing his in-house legal career, Mr. Khadder was a corporate law associate at Fenwick & West LLP from 1998 to 2005. Mr. Khadder received a J.D. from Berkeley Law (the University of California, Berkeley, School of Law) and a B.A. in English from the University of California, Berkeley.
Bradley Kreger joined Fluidigm as Senior Vice President, Global Operations in April 2018. From December 2016 to April 2018, Mr. Kreger was Senior Director, Operations, Clinical Sequencing Division at Thermo Fisher Scientific, a life sciences company. From 1995 to December 2016, Mr. Kreger held various staff and management positions at Affymetrix, a biotechnology company, including VP, Reagent Manufacturing & Global Process Engineering, Senior Director, Global Process Engineering and Manufacturing Science, and Director, Global Process Engineering and Manufacturing Science. Mr. Kreger received a MBA from Western Governors University and a B.S. in Biotechnology and Business from Charter Oak State College.

Steven C. McPhail joined Fluidigm as General Manager, Production Genomics in May 2015 and became our Chief Commercial Officer in August 2016. From December 2014 to March 2015, Mr. McPhail was vice president, special projects at Quintiles Transnational Corporation, a biopharmaceutical development and commercial outsourcing services firm. From February 2003 to August 2012, Mr. McPhail was president and chief executive officer of Expression Analysis, Inc., a genomic services company that was acquired by Quintiles Transnational Corporation in August 2012, where Mr. McPhail was president of the post-acquisition operation until December 2014. Prior to Expression Analysis, Inc., Mr. McPhail held various staff and management positions at companies in the diagnostic, biotechnology, and medical device markets, including ArgoMed Inc., Xanthon, Inc., TriPath Imaging Inc., Dynex Technologies, Inc., and Abbott Laboratories. Mr. McPhail serves on the board of visitors of NC Children’s Hospital and on the board of trustees of the Carolinas chapter of the Crohn’s and Colitis Foundation of America as well as ImproveCareNow, a quality improvement network designed to improve the care and outcomes of children with inflammatory bowel disease. Mr. McPhail received a B.S. in Biology from San Diego State University.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.
Introduction
In this Compensation Discussion and Analysis (“CD&A”), we provide the following:
• Executive Summary	page 33
• 2018 Advisory Vote on Executive Compensation	page 34
• Listening to Our Stockholders	page 34
• Compensation Risk and Governance	page 35
• Compensation Philosophy and Objectives	page 35
• Compensation Process	page 37
• Elements of Executive Compensation	page 39
• Guidelines and Policies	page 44
• Other Benefits	page 45
Executive Summary
Compensation Highlights	Performance Highlights

In 2018, the Compensation Committee took the following steps to align 2018 compensation with performance and stockholder interests:
•
Adopted an executive compensation clawback policy.

•
Adopted share ownership guidelines for executive officers and non-employee directors.

•
Introduced performance stock unit awards as part of the annual equity grants. Awards are subject to three-year cliff vesting and a performance condition modifier based on three-year cumulative total shareholder return (“TSR”) relative to the TSRs of the constituent companies in the Russell 3000 Index. For 2018, performance stock units represented 25% of the target long-term incentive (“LTI”) award for each executive.

◦
For 2019, the Compensation Committee increased the weighting of performance stock units to 51% of the target LTI award for each executive, with the remaining 49% granted in time-based restricted stock units.

•
The 2018 annual cash incentive program was determined based on predefined financial goals with adjustments based on each executive’s strategic goals and contributions.

◦
For 2019, the Company’s annual cash incentive program will continue to be driven by revenue and cash (each weighted 50%)

The Company’s strong performance in 2018 included:
•
Return to double digit revenue growth: Annual revenue of  $113.0 million in 2018 from $101.9 million in 2017 reflecting execution on the company’s innovation and strategy

•
Focus on financial discipline: Operating losses decreased to –$20.4 million in 2018 from –$30.8 million in 2017.

•
Improvement in balance sheet and liquidity:

◦
August 2, 2018 added a $15 million Revolving Credit Facility with Silicon Valley Bank

◦
December 14, 2018 public offering of common stock with aggregate gross proceeds of approximately $63.3 million

◦
March 2019 retirement of 2018 2.75% convertible notes due 2034 with an aggregate principal value of $150 million

•
From January 1, 2018 to March 29, 2019, the price of our common stock rose 113%.

Named Executive Officers
Stephen Christopher Linthwaite	President and Chief Executive Officer
Vikram Jog	Chief Financial Officer
Nicholas Khadder	Senior Vice President, General Counsel, and Corporate Secretary
Bradley Kreger	Senior Vice President, Global Operations
Steven C. McPhail	Former Chief Commercial Officer

2018 Advisory Vote on Executive Compensation
At our annual meeting of stockholders held on May 31, 2018, our stockholders had the opportunity to cast an advisory vote on our 2017 executive compensation. At that meeting, 49.1% of the votes cast by our stockholders voted in support of our executive compensation program described in last year’s proxy statement. After receiving an initial negative recommendation on our say-on-pay proposal from certain proxy advisory services, and again following the disappointing results of the say-on-pay vote at our 2018 annual meeting, our management team reached out to and had multiple in-depth discussions with the proxy advisory groups as well as institutional stockholders representing a significant percentage of our outstanding shares. The purpose of these discussions was to gain insight and perspective into our executive compensation programs and policies as disclosed in our proxy statement. Management and the Compensation Committee then considered the input from the proxy advisory services and institutional investors along with current best practices. The Compensation Committee additionally hired a new independent compensation consultant and undertook a comprehensive review of our executive compensation program to ensure that the program appropriately links executive pay to Company performance. The comprehensive review included:
•
engagement with a number of our institutional stockholders, including outreach to our top six institutional investors, collectively representing approximately 60% of our then-outstanding common stock;

•
examination of reports issued by the principal proxy advisory services;

•
analysis of compensation practices at peer companies; and

•
solicitation of advice from the Compensation Committee’s compensation consultants.

Listening to Our Stockholders
Based on the results of the review and analysis and on the feedback received from our stockholders during our engagement efforts, the Compensation Committee made significant changes to our executive compensation program as set forth in the table below. We also increased the focus and intensity of our stockholder engagement efforts. Through these exchanges, we gained greater appreciation for our stockholders’ views, and we are adjusting our incentive program to better link desired performance outcomes, our reward practices, and industry conditions. Over the last year and continuing into 2019, members of the Board and management have continued to reach out to our largest active stockholders and spoken with those expressing concerns.
Compensation Component	Our Practice Prior to 2018	Investor Feedback	What We Did in Response to Investor Feedback
Clawback Policy	We had not adopted a clawback policy.	Incentive compensation should be subject to a clawback.	In 2018, we adopted a clawback policy that is applicable to our CEO and to all officers who report directly to the CEO, including our named executive officers.
Type of Equity Awards	Our equity awards granted to our named executive officers were predominantly time-based.	Equity awards should include a meaningful amount of performance- based awards in addition to time-based awards.	We increased the portion of long-term compensation in performance stock units to 51% of total LTI for 2019 (from 25% in 2018 and 0% in 2017).
Stock Ownership Guidelines	We had not adopted stock ownership guidelines, in part due to the significant existing equity holdings of our executive officers.	Executive officers and non-employee members of the Board of Directors should be subject to stock ownership guidelines.	In 2018, we adopted stock ownership guidelines for our CEO, our other executive officers, and the non-employee members of the Board of Directors.

Compensation Risk and Governance
The Company’s compensation program has the following features for alignment with best practices:
What we do ✓
✓
Our Compensation Committee is made up of solely independent directors and makes all executive compensation decisions.

✓
Our potential change in control payments and benefits are double-trigger and reasonable in amount.

✓
We balance near- and long-term strategic objectives by providing a mix of cash and equity incentives.

✓
We adopted stock ownership guidelines for our non-employee directors and executive officers.

✓
We adopted an executive compensation clawback policy.

✓
A meaningful portion of the equity awards granted to our executive officers in 2018 consist of performance-based equity awards subject to a 3-year performance period.

✓
We review our Compensation Committee charter on a regular basis.

✓
We support and review the annual stockholder advisory vote, and engage with stockholders on their feedback around our executive compensation programs.

✓
We prohibit hedging and pledging of our common stock by our named executive officers.

✓
We conduct an annual assessment to identify and mitigate risk in compensation programs.

What we don’t do ✗
✗
We do not offer tax gross-ups to any of our named executive officers.

✗
We do not pay dividends on unvested equity awards.

✗
We do not offer supplemental executive retirement plans to our named executive officers or any other executives.

✗
We do not guarantee salary increases or bonuses for our named executive officers.

✗
We do not encourage excessive risk taking in our incentive plan designs.

Compensation Philosophy and Objectives
The Compensation Committee of our Board of Directors is responsible for establishing, implementing, and monitoring adherence with our compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable.
The primary goal of our executive compensation program is to ensure that we attract, hire, and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals. We seek to have an executive compensation program that fosters synergy among our management team, incentivizes our executive officers to achieve our short-term and long-term goals, and fairly rewards our executive officers for corporate and individual performance. In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
• Team-oriented approach to establishing compensation levels.	We believe that it is critical that our executive officers work together as a team to achieve overall corporate goals rather than focusing exclusively on individual departmental objectives.
• Compensation should relate to performance.	We believe that executive compensation should be directly linked to corporate as well as individual performance, with an emphasis on performance-based compensation.

• Equity awards help executive officers think like stockholders.
We believe that our executive officers’ total compensation should have a significant equity component because stock-based awards help reinforce the executive officers’ long-term interest in our overall performance and align the interests of our executive officers with the interests of our stockholders.

• Total compensation opportunities should be competitive.	We believe that our total compensation programs should be competitive so that we can attract, retain, and motivate talented executive officers who will help us to perform better than our competitors.
We consider total cash and equity compensation for our executive officers, consisting of base salary, cash incentive bonuses, and equity awards, at approximately the 50th percentile of our peer group as a general guideline for the appropriate level of total cash and equity compensation. An individual executive may be compensated above or below the guideline percentage based on factors such as performance, job criticality, experience and skill set. For 2018, we considered equity incentives for our executive officers at approximately the 50th percentile of our peer group as a general guideline for the appropriate level of equity compensation, but we did not attempt to benchmark equity compensation to any specific percentile. For new executive officer hires, we establish initial cash and equity compensation through arm’s length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, the compensation of our other executive officers, and the most recent compensation survey of our peer group.
Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation, or with respect to long-term and short-term performance. The determination of our Compensation Committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its views of the relative importance of each component in meeting our overall objectives and factors relevant to the executive officer.
The Compensation Committee believes in a pay-for-performance compensation philosophy and intends to deliver a majority of target total pay opportunities through the annual bonus program and long-term incentives. The charts below compare the percentage breakdown of target total direct compensation — comprising annual base salary, target bonus opportunity, and target LTI award — for 2018 for our CEO compared to our other current named executive officers. As illustrated below, more than 75% of our CEO’s compensation is at risk in the form of annual bonus and long-term incentives. For the other named executive officers, more than 60% of compensation is at risk or variable. For purposes of the pie chart below and the table in the section entitled “Elements of Executive Compensation,” we consider compensation to be at risk or variable if the compensation: (i) is earned subject to performance-based conditions; or (ii) varies as a result of performance, including stock price performance over time.

2018 Target Compensation
CEO

Base Salary 23%
Annual Bonus 16%
Long-Term Incentive 61%

2018 Target Compensation
Other Named Executive Officers

Base Salary 38%
Annual Bonus 17%
Long-Term Incentive 45%

Compensation Process
Role of the Compensation Committee in Setting Executive Compensation
The Compensation Committee has principal responsibility for reviewing our executive compensation structure, evaluating the performance of our executive officers relative to our corporate objectives, and considering and approving executive compensation.
The fundamental responsibilities of our Compensation Committee are to:
•
assist the Board of Directors in providing oversight of our compensation policies, plans, and benefit programs;

•
assist the Board of Directors in discharging the Board’s responsibilities relating to oversight of the compensation of our executive officers (including officers reporting under Section 16 of the Exchange Act);

•
review and approve or make recommendations to the Board of Directors with respect to executive officer compensation, plans, policies, and programs; and

•
administer our equity compensation plans for executive officers and employees.

In determining each executive officer’s compensation, our Compensation Committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. Individual executive officer performance is evaluated by our Chief Executive Officer, in the case of other executive officers, and by the Compensation Committee, in the case of our Chief Executive Officer. While our Chief Executive Officer provides input on his compensation, he does not participate in Compensation Committee or Board deliberations regarding his own compensation. Our Chief Executive Officer meets with the Compensation Committee to discuss executive compensation matters and to make recommendations to the Compensation Committee with respect to other executive officers. The Compensation Committee may modify individual compensation components for executive officers and is not bound to accept the Chief Executive Officer’s recommendations. The Compensation Committee (or, in some cases, the independent members of the Board) makes all final compensation decisions for our executive officers. In addition, it is the Compensation Committee’s practice to consult with the independent members of the Board of Directors prior to making material changes to our compensation policies.
Although we generally make many compensation decisions in the first quarter of the calendar year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards is performed annually or more often as needed.
Independent Compensation Consultants
Our Compensation Committee is authorized to engage the services of outside consultants. The Compensation Committee engaged Compensia, Inc., an independent compensation consulting firm, as its compensation consultant for 2018 to review our executive compensation program, assess the competitiveness of such program, and advise our Compensation Committee on matters related to executive compensation. During 2018, Compensia assisted the Compensation Committee by providing the following services:
•
assisting us in confirming and updating an appropriate peer group of companies for purposes of benchmarking our levels of compensation;

•
gathering and analyzing compensation data from available compensation surveys;

•
advising us on policies related to executive officer and director stock ownership and structuring of such policies relative to peer group companies’ publicly disclosed policies; and

•
assisting us in assessing the competitiveness of our executive officer compensation program.

Compensia served at the discretion of and reported directly to the Compensation Committee. The Compensation Committee assessed the independence of Compensia taking into account, among other things, the independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Standards, and concluded that there were no conflicts of interest with respect to the work that Compensia performed for the Compensation Committee in 2018. Compensia did not provide any services to us or our management in 2018 other than those provided to the Compensation Committee and Board of Directors as described below.
Since October 2018, the Compensation Committee has engaged Meridian Compensation Partners, LLC as its independent executive compensation advisor. Meridian serves at the discretion of and reports directly to the Compensation Committee. The Compensation Committee has assessed Meridian’s independence, taking into account, among other things, the independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Standards, and concluded that that there were no conflicts of interest with respect to the work that Meridian performed for the Compensation Committee in 2018. Meridian did not provide any services to us or our management in 2018 other than those provided to the Compensation Committee and Board of Directors as described below.
Competitive Market Data
As directed by our Compensation Committee, Compensia reviewed companies in medical device and biotechnology research-related industries that were comparable to us with respect to revenue, market capitalization, and industry based upon information available in public filings, from Radford’s July 2017 Technology Industry Survey, and Compensia’s proprietary database. The benchmark companies considered by our Compensation Committee and Compensia as part of their executive compensation assessments were as follows:
AtriCure	Harvard Bioscience	Pacific Biosciences of California
CareDx	Invitae	Repligen
Cutera	LeMaitre Vascular	SeaSpine Holdings
Digirad	Meridian Bioscience	STAAR Surgical Company
Entellus Medical(1)	Mesa Laboratories	SurModics
Enzo Biochem	NanoString Technologies	Tandem Diabetes Care
GenMark Diagnostics	Natera	Veracyte

(1)
Acquired by Stryker in February 2018

Elements of Executive Compensation
This section describes each component of compensation we pay to our executives.
	Compensation Element	Objective	Type of Compensation
Fixed Pay	Base Salary	Provide a fixed annual income	Annual cash compensation
At-Risk / Variable Pay	Annual Bonus Program	Provide variable income based on business results; awards are tied to achieving objective financial results and individual performance	Annual cash compensation with payouts tied to financial results and individual performance
	Restricted Stock Units	Provide alignment with stockholders and promote retention through the 4-year service-vesting requirement	Awards vest 25% on the first anniversary of the grant date and then in equal quarterly installments over the next 3 years
	Stock Options	Align executives with stockholders as executives realize value through stock price appreciation and promote retention through the 4-year service-vesting requirement	Awards vest 25% on the first anniversary of the grant date and then in equal monthly installments over the next 3 years
	Performance Stock Units	Provide performance incentives and align executives’ interests with stockholders by rewarding sustained share price performance and promote retention through the service-vesting requirement	Awards vest after 3 years subject to relative TSR performance against the companies comprising the Russell 3000 Index
Base Salary
We pay an annual base salary to each of our executive officers in order to provide them with a fixed rate of cash compensation during the year. Our executive compensation philosophy is team-oriented as our success is dependent on our management team’s ability to work together to accomplish our corporate objectives. Therefore, we seek to provide our non-CEO executive officers with generally comparable levels of base salary.
2018 Base Salary.   The Compensation Committee annually reviews the base salaries of our executive officers, including the named executive officers, and makes adjustments to base salaries as it determines to be necessary or appropriate. In May 2018, our Compensation Committee reviewed our executive officers’ base salaries in light of 2017 performance ratings, the 2018 Compensia survey, and general compensation trends in our industry. As a result of this review, the Committee approved base salary increases of less than 5% to reflect competitive market conditions for the named executive officers effective July 1, 2018.

Base Salary Summary.   The table below reflects the highest annualized base salaries in 2017 and 2018 for each of our named executive officers:
Named Executive Officers	2017 Base Salary	2018 Base Salary	2018 Base Salary Percentage Increase(1)
Stephen Christopher Linthwaite President and Chief Executive Officer	$543,000	$564,720	4.0%
Vikram Jog Chief Financial Officer	$349,685	$362,274	3.6%
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary	$334,750	$347,471	3.8%
Bradley Kreger Senior Vice President, Global Operations	—	$325,000(2)	—
Steven C McPhail Former Chief Commercial Officer	$349,891	$356,889	2.0%

(1)
Represents percentage of increase over prior year’s highest annualized base salary.

(2)
Mr. Kreger joined Fluidigm on April 2, 2018. This represents Mr. Kreger’s annualized base salary at the time he was hired, which did not increase in July 2018.

Annual Cash Incentive Program / Executive Bonus Plan
Our annual cash incentive program, which is adopted by the Compensation Committee pursuant to our executive bonus plan, is intended to provide a significant portion of our executive officers’ potential compensation. In contrast to the longer term incentives of equity incentive awards, our bonus plan is designed to ensure that our executive officers are focused on our near-term performance and on working together to achieve key identified corporate objectives, typically weighted toward financial objectives, during the applicable fiscal year.
2018 Bonus Program.   In late 2017 and early 2018, our Compensation Committee, in conjunction with Compensia, reviewed our executive compensation programs, including a review of their incentive structures, with an objective of ensuring that the programs promote both short-term and long-term growth. With respect to our executive bonus plan, the Compensation Committee structured the program for the 2018 performance period with the objective of incentivizing a return to revenue growth, cash management, and achievement of other strategic objectives described below under Individual Performance Goals. The Compensation Committee maintained the levels of target awards at 70.0% of base salary for our Chief Executive Officer and 42.5% for the other executive officers, consistent with its philosophy of setting bonus and total cash compensation at approximately the median of our peer group.
Bonus Program Structure.   For the 2018 corporate performance period, our bonus program was based on the achievement of two corporate performance metrics — revenue and cash — and then as adjusted by an individual performance multiplier.
Corporate Performance Goals.   With respect to the corporate goals weighting, revenue goals and cash goals were each weighted at 50%. Revenue goals were to be earned at 90% of target if a minimum threshold revenue was achieved, increasing on a linear basis such that 100% of the bonus award target would be earned at target revenue and continuing up to a cap of 120% of the bonus award target for substantial over-performance relative to the Company’s revenue target. Cash goals were to be earned at 80% of target if a minimum threshold cash balance was achieved, increasing on a linear basis such that 100% of the bonus award target would be earned at target cash balance and continuing up to a maximum of 136% of the bonus award target for substantial over-performance relative to the Company’s cash balance. No bonuses would be paid under the executive bonus program for 2018 if the minimum threshold revenue and cash conditions were not satisfied. The Compensation Committee set the threshold level of revenue and cash at an amount intended to incentivize revenue growth and effective operating expense and liquidity management. The Compensation Committee also chose to make individual performance a multiplier, as opposed to an additive, in order to further the Company’s pay-for-performance culture.
Performance Measure	Weight	Threshold (% of Target)	Target ($M)	Maximum (% of Target)	FY2018 Result ($M)	Weighted Achievement vs. Target
Revenue	50%	90%	$110.5	120%	$113.0	52.8%
Cash	50%	80%	$36.5	136%	$38.3	53.4%
					Total Funding	106.2%
Individual Performance Goals.   The individual performance objectives identified for each of the executive officers are summarized below.
Named Executive Officer	Title	Individual Performance Goals
Stephen Christopher Linthwaite	Chief Executive Officer	Revenue, 3-year Strategic Plan, Partnering Strategy
Vikram Jog	Chief Financial Officer	Cash Management, Controllable Profit, Controllable Margin, Management and Development of 3-year Plan
Nicholas Khadder	Senior Vice President, General Counsel, and Corporate Secretary	Compliance, Legal Cost Structure and Management, IP Monetization
Bradley Kreger	Senior Vice President, Global Operations	Inventory Management Optimization, Support of Quarterly Demand Forecast, Operations Metrics Improvement
Steven C. McPhail	Former Chief Commercial Officer	Revenue, Backlog, Forecast Management, Sales and Marketing Coordination
Bonus Awards.   In February 2019, our Compensation Committee reviewed our performance in 2018 relative to the corporate objectives identified above. The Compensation Committee also reviewed, with substantial input from Mr. Linthwaite with respect to the other named executive officers, each named executive officer’s individual performance based in large part on achievements in the functional department overseen by the respective named executive officer. In evaluating corporate performance relative to 2018 objectives, the Compensation Committee determined that the Company had slightly exceeded its revenue objectives and, after taking into account the impact of fees associated with a convertible debt exchange in 2018, had also over-achieved on its cash objectives. The following table sets forth the target bonuses and actual bonuses for each of the named executive officers for the 2018 performance period under the bonus plan.

Named Executive Officer	Target Bonus	Target Bonus as a Percent of 2018 Base Salary	Individual Performance Factor	Bonus Awarded	Bonus Awarded as a Percent of 2018 Target Bonus
Stephen Christopher Linthwaite	$395,304	70.0%	110%	$461,794	117%
Vikram Jog	$153,966	42.5%	125%	$204,390	133%
Nicholas Khadder	$147,675	42.5%	100%	$156,831	106%
Bradley Kreger(1)	$103,310	42.5%	105%	$115,517	112%
Steven C. McPhail	$151,678	42.5%	100%	$161,298	106%

(1)
Mr. Kreger became eligible to participate in our 2018 executive bonus program on his hire date, April 2, 2018. The estimated future payout amount Mr. Kreger was eligible to earn was based on his salary, pro-rated by month, from April to December 2018.

Committee Discretion.   Under the executive bonus plan, the Compensation Committee retains discretion to pay or eliminate bonuses irrespective of achievement of the pre-established goals. We believe that maintaining this flexibility is helpful in ensuring that executive officers are neither rewarded nor penalized as a result of unusual circumstances not foreseeable at the time the goals were developed.
Long-Term Equity Incentive Awards
The final component of our executive compensation program includes long-term equity incentive awards. We believe that equity awards are an effective means of aligning the interests of executive officers and stockholders, rewarding executive officers for the Company’s success over the long term, and providing executive officers an incentive to remain with us. We have historically granted equity awards to new executive officers upon the commencement of their employment and consider additional grants to existing executive officers annually, based on our overall corporate performance, individual performance, and the executive officers’ existing equity grants and equity holdings.
Grants of Equity Awards
In 2018, the Company granted 25% of target long-term incentive compensation in the form of performance-based restricted stock units (“PSUs”), 25% in the form of stock options, and the remaining 50% in the form of restricted stock units. The number of PSUs ultimately earned is calculated based on the total shareholder return (“TSR”) of our common stock as compared to the TSR of the companies comprising the Russell 3000 Index as of the beginning of 2018 (the “Russell 3000”) during the performance period from January 1, 2018 to December 31, 2020. The percentage of PSUs that vest will depend on our relative position at the end of the performance period and can range from 0% to 200% of the number of units granted.

•
PSUs have two vesting components that must be met before the performance award vests: (1) a performance-based component and (2) a time-based component. PSUs become eligible to vest at the end of 3 years subject to the Company’s relative TSR performance against the Russell 3000. No PSUs will become eligible to vest if relative TSR below the 25th percentile. 50% of the target number of PSUs will become eligible to vest if relative TSR ranks at the 25th percentile. 100% of the target number of PSUs will become eligible to vest if relative TSR ranks at the 50th percentile. A maximum of 200% of the target number of PSUs will become eligible to vest if relative TSR ranks at or above the 75th percentile. The number of PSUs that become eligible to vest will be linearly interpolated for relative TSR performance between the 25th and 50th percentile and for relative TSR performance between the 50th percentile and

75th percentile. If there is a change in control before December 31, 2020, the performance period will end on the date of the closing of the change in control and the PSUs will become eligible to vest if and to the extent the performance condition described above (based on the shortened performance period and an ending price equal to the per share amount payable to Company stockholders in the change in control) is achieved.
•
Stock options vest 25% on the first anniversary of the grant date and then in equal installments on a monthly basis over the next three years.

•
Restricted stock units generally vest 25% on the first anniversary of the grant date and then in equal installments on a quarterly basis over the next three years.

•
All long-term incentive compensation is subject to the named executive officer’s continued service through the applicable vesting dates.

The stock options, restricted stock units, and performance-based restricted stock units awarded to our named executive officers in 2018 are set forth in the table below.
Grant Summary.   The table below provides a summary of grants of equity awards to our named executive officers in 2018:
	2018
Named Executive Officer	Time-based Stock Options	Time-based Restricted Stock Units	Performance- based Restricted Stock Units
Stephen Christopher Linthwaite President and Chief Executive Officer	95,500(1)	125,000(2)	54,500
Vikram Jog Chief Financial Officer	27,500(1)	52,519(2)(3)	15,700
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary	27,500(1)	56,350(2)(4)	15,700
Bradley Kreger Senior Vice President, Global Operations	100,000(5)	50,000(6)	—
Steven C McPhail Former Chief Commercial Officer	16,200(1)	37,530(2)(7)	9,200

(1)
12/48th of the shares underlying the option vested on March 19, 2019, and 1/48th of such shares will continue to vest each month thereafter until fully vested on March 19, 2022, subject to continued service through the applicable vesting date.

(2)
3/48th of the total number of shares underlying the restricted stock units granted vested on August 20, 2018, and 3/48th of the total number of shares underlying the restricted stock units have vested and will continue to vest every three months thereafter until fully vested, subject to continued service through the applicable vesting date.

(3)
Includes 16,503 restricted stock units received in 2018 pursuant to our retention bonus exchange program.

(4)
Includes 20,334 restricted stock units received in 2018 pursuant to our retention bonus exchange program.

(5)
25% of the shares underlying the option vested on April 2, 2019, and 1/48th of such shares will continue to vest each month thereafter until fully vested on April 2, 2023, subject to continued service through the applicable vesting date.

(6)
12/48th of the total number of shares underlying the restricted stock units granted will vest on May 20, 2019, and 3/48th of such shares will continue to vest every three months thereafter, subject to continued service through the applicable vesting date.

(7)
Includes 16,344 restricted stock units received in 2018 pursuant to our retention bonus exchange program.

Retention Bonus Exchange Program.   In 2017, our Compensation Committee approved a retention compensation program that was intended to provide incentives to certain key employees, including our executive officers, to remain employed with the Company and focused on increasing value for the stockholders, providing for a lump sum cash payment if the individual remained employed with us through January 1, 2019, and a grant of time-vesting stock options and restricted stock units pursuant to our 2011 Equity Incentive Plan. In September 2018, our Compensation Committee approved an exchange program that allowed eligible employees, including our executive officers, to exchange all or a portion of their unpaid cash awards under the retention compensation program for fully vested restricted stock units under our 2011 Equity Incentive Plan. The cash bonus exchange program launched on September 20, 2018. Upon completion of the exchange program, 45 employees elected to exchange approximately $2,387,500 in retention cash bonuses in exchange for restricted stock units representing a total of 379,593 shares of our common stock. We believe the bonus exchange program increased the participating executives’ alignment with stockholders, supported a long-term perspective, and conserved cash for the Company.
Guidelines and Policies
Executive Officer Stock Ownership Guidelines
Our Board of Directors has approved stock ownership guidelines for our executive officers to further align their interests with the interests of our stockholders.
Pursuant to the guidelines, our chief executive officer is expected to accumulate and hold a number of shares of our common stock equal to the lesser of  (i) that number of shares with a value equal to three times his annual base salary or (ii) 265,300 shares and to maintain this minimum amount of stock ownership throughout his tenure as chief executive officer. Under the guidelines, our other key executives, including our named executive officers other than the chief executive officer, are expected to accumulate and hold a number of shares of our common stock equal to the lesser of  (i) that number of shares with a value equal to his or her annual base salary, or (ii) the number of shares determined by dividing his or her then-current annual base salary by $6.14 and to maintain this minimum amount of stock ownership throughout his or her tenure as a covered key executive. For purposes of determining share ownership under the guidelines, shares owned includes shares owned outright and vested in-the-money stock options, but does not include value or shares attributable to unvested time vesting restricted stock, unvested and/or out-of-the money stock options and/or unearned performance shares.
Our key executive officers, including our chief executive officer and our other named executive officers, will be expected to achieve the applicable level of ownership by the end of the fiscal year that follows the five-year anniversary of the date he or she becomes covered by the guidelines.
In the event such an executive falls out of compliance with the guidelines at any time, he or she will be required to maintain 50% of the shares (net of tax and exercise costs) acquired through vesting or exercise of awards until the guidelines are again satisfied. The guidelines include a once-met-always-met policy such that each executive covered by our guidelines will be deemed to satisfy the guideline if they hold at least the number of shares that, as of the first measurement date they comply with the guidelines, was equal to the guideline value (i.e., following the initial compliance, the policy for each executive will reset to the lesser of the guideline value or the number of shares that originally satisfied the guideline).
Clawback Policy
During 2018, we adopted a compensation clawback policy pursuant to which we may seek the recovery of performance-based incentive compensation paid by us. The clawback policy applies to our CEO and to all officers who report directly to the CEO, including our named executive officers. The clawback policy provides that if  (i) we restate our financial statements as a result of a material error; (ii) the amount of cash incentive compensation or performance-based equity compensation that was paid or is payable based on achievement of specific financial results paid to a participant would have been less if the financial statements had been correct; (iii) no more than two years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and (iv) our Compensation Committee unanimously concludes, in its sole discretion, that fraud or intentional misconduct by such participant caused the material error and it would be in our best interests to seek from such participant recovery of the excess compensation, then our Compensation Committee may, in its sole discretion, seek repayment from such participant.
No Hedging or Pledging
The Company’s Insider Trading Policy prohibits all officers, directors, and other employees with access to sensitive Company information from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) in the Company’s stock, including, among other things, short sales and transactions involving publicly traded options. In addition, such officers, directors, and employees are prohibited from holding the Company’s stock in margin accounts and from pledging the Company’s stock as collateral for loans. We believe that these policies further align the interests of our officers and directors with those of our stockholders.
Other Benefits
Change of Control and Severance Plan
Each of our executive officers participates in our Change of Control and Severance Plan adopted in August 2017, which provides for specified payments and benefits if the executive officer’s employment is terminated for a reason other than for cause, death or disability, or if the executive officer’s employment is terminated by the executive officer for good reason, with the payments and benefits provided generally greater if such termination occurs in connection with a change of control. The terms of our executive officers’ participation in the Change of Control and Severance Plan are described under the section entitled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
Our Board of Directors concluded that it is in the best interests of our Company and our stockholders to provide assurances of specified benefits to certain of our employees, including our executive officers, whose employment is subject to being involuntarily terminated other than for death, disability, or cause or voluntarily terminated for good reason under the circumstances described in the plan. Our Board determined to provide such executive officers with certain severance benefits upon their termination of employment without cause outside of the change of control context in order to provide executive officers with enhanced financial security and incentive to remain with our Company. In addition, we believe that providing for acceleration of equity awards if an executive officer is terminated following a change of control transaction aligns the executive officer’s interest more closely with those of other stockholders when evaluating the transaction rather than putting the executive officer at risk of losing the benefits of those equity incentives.
In determining the amount of cash payments, benefits coverage, and acceleration of vesting to be provided to executive officers upon termination, our Board considered the following factors:
•
the expected time required for an executive officer to find comparable employment following a termination event;

•
feedback received from potential candidates for executive officer positions at our Company as to the level of severance payments and benefits they would require to leave other employment and join our Company;

•
in the context of a change of control, the amount of vesting acceleration that would align the executive officer’s interests more closely with the interests of stockholders when considering a potential change of control transaction; and

•
the period of time following a change of control during which management positions are evaluated and subject to a heightened risk of elimination.

Split-Dollar Life Insurance
The Company has entered into an agreement with Mr. Linthwaite to pay the full amount of the premium of a life insurance policy covering Mr. Linthwaite with an initial face amount of  $2,500,000. We entered into this agreement for the purposes of ensuring Mr. Linthwaite’s focus on increasing value for the stockholders. The value of the Company’s payment of such premiums is treated as taxable income to Mr. Linthwaite. In the event of Mr. Linthwaite’s death, Mr. Linthwaite’s designated beneficiaries will receive $2,000,000 of the proceeds from the life insurance policy, and the Company will receive the remainder of the proceeds. The Company is entitled to 100% of the policy’s cash value, less any policy loans and unpaid interest or prior cash withdrawals. The agreement will terminate upon the first to occur of: (1) Mr. Linthwaite’s termination of employment for any reason before age 65; (2) Mr. Linthwaite’s reaching the age of 65 while employed by the Company; or (3) the surrender, lapse, or other termination of the life insurance policy by the Company.
Employee Benefits
Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, accidental death and dismemberment insurance, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. Subject to applicable limits, we match contributions made to U.S.-based employees’ 401(k) defined contribution plans to a maximum of $2,000 per year. We also provide vacation and other paid holidays to all employees, including our executive officers, which we believe are comparable to those provided at peer companies.
Accounting and Tax Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we can deduct as a business expense in any year with respect to our Chief Executive Officer and certain of our other executive officers. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible.
Taxation of Nonqualified Deferred Compensation
Section 409A of the Code imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability). For certain executive officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service. We have endeavored to structure our compensation arrangements to comply with Section 409A and will continue to do so. Further, we do not offer tax gross-ups related to Section 409A to any of our named executive officers.
Accounting for Stock-Based Compensation
The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executives.

Risk Management Considerations
In setting compensation, our Compensation Committee strives to create incentives that encourage a level of risk-taking consistent with our business strategy and to encourage a focus on building long-term value that does not encourage excessive risk-taking. In connection with its oversight of compensation-related risks, our Compensation Committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our Compensation Committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our Compensation Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Fluidigm.
Compensation Committee Report
The Compensation Committee oversees Fluidigm’s compensation policies, plans, and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee
Gerhard F. Burbach (Chair)
Samuel D. Colella
Nicolas Barthelemy
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Fluidigm under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Fluidigm specifically incorporates the Compensation Committee Report by reference therein.

SUMMARY COMPENSATION TABLE FOR 2018
The following table provides information regarding the compensation of our Chief Executive Officer, Chief Financial Officer, each of the next three most highly compensated executive officers during 2018, together referred to as our “named executive officers,” for 2018, 2017, and 2016.
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Stephen Christopher Linthwaite(4) President and Chief Executive Officer	2018	553,860	—	1,186,155	344,884	461,794	38,515(5)	2,585,213
	2017	521,500	—	468,160	591,695	400,000	38,515	2,019,870
	2016	197,349	—	126,700	872,746	—	2,000	1,198,795
Vikram Jog Chief Financial Officer	2018	355,979	122,122	341,734	99,312	204,390	2,000(6)	1,125,539
	2017	344,592	—	213,136	272,898	141,500	2,000	974,126
	2016	339,500	—	76,680	80,939	—	2,000	499,199
Nicholas Khadder(7) Senior Vice President, General Counsel, and Corporate Secretary	2018	341,110	150,472	341,734	99,312	156,831	2,000(6)	1,091,461
	2017	326,125	—	194,656	247,606	155,500	1,323	925,210
	2016	173,580	—	97,740	101,671	—	1,323	374,314
Bradley Kreger(8) Senior Vice President, Global Operations	2018	243,750	—	295,000	338,930	115,517	2,000(6)	995,197
Steven C McPhail(9) Former Chief Commercial Officer	2018	353,390	120,946	200,665	58,504	161,298	2,000(6)	896,804
	2017	344,796	—	126,588	160,413	141,600	2,000	775,397
	2016	339,700	—	92,820	80,934	—	2,000	515,459

(1)
Amounts represent the value of restricted stock units received pursuant to our retention bonus exchange program.

(2)
Amounts represent the aggregate grant date fair value of equity awards granted to the named executive officer in the year indicated (other than the new options granted in exchange for the options surrendered in the exchange program in 2017) calculated in accordance with FASB Topic ASC 718 without regard to estimated forfeitures. The 2018 performance RSUs and the 2016 performance stock options and performance RSUs were valued on the target outcome of performance-based conditions (i.e., based on 100% achievement). See Note 9 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our equity awards.

(3)
The amounts in this column represent total performance-based bonuses earned under our executive bonus plan for service rendered during the applicable year. All such amounts were paid subsequent to year end. For a description of our executive bonus plan, please see the section entitled “Executive Bonus Plan” under “Compensation Discussion and Analysis” above.

(4)
Mr. Linthwaite joined Fluidigm as our Chief Operating Officer and President on August 4, 2016. On October 19, 2016, he was appointed our Chief Executive Officer and President.

(5)
Consists of Company contributions of  $2,000 made to Mr. Linthwaite’s 401(k) defined contribution plan, $27,500 of payments made by the Company for life insurance policy premiums in 2018, and $9,015 of payments made by the Company in disability insurance premiums.

(6)
Consists of Company contributions made to the applicable named executive officer’s 401(k) defined contribution plan.

(7)
Mr. Khadder joined Fluidigm as our Senior Vice President, General Counsel, and Corporate Secretary on June 6, 2016.

(8)
Mr. Kreger joined Fluidigm as Senior Vice President, Global Operations in April 2018. Mr. Kreger was not a named executive officer prior to 2018.

(9)
Mr. McPhail joined Fluidigm as General Manager, Production Genomics in May 2015 and became our Chief Commercial Officer in August 2016.

GRANTS OF PLAN-BASED AWARDS FOR 2018
The following table presents information concerning each grant of an award made to a named executive officer in 2018 under any plan.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payments Under Equity Incentive Plan Awards (#)			All Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Stephen Christopher Linthwaite	03/19/2018	—	—	—	27,250	54,500	109,000	—	—	—	549,905
	03/19/2018	—	—	—	—	—	—	—	95,500(4)	6.33	344,889
	04/30/2018(5)	355,774	395,304	988,260	—	—	—	—	—	—	—
	06/11/2018	—	—	—	—	—	—	125,000(4)	—	—	636,250
Vikram Jog	03/19/2018	—	—	—	7,850	15,700	31,400	—	—	—	158,413
	03/19/2018	—	—	—	—	—	—	—	27,500(4)	6.33	99,314
	04/30/2018(5)	138,570	153,966	384,916	—	—	—	—	—	—	—
	06/11/2018	—	—	—	—	—	—	36,016(4)	—	—	183,321
	11/05/2018	—	—	—	—	—	—	16,503(6)	—	—	122,122
Nicholas Khadder	03/19/2018	—	—	—	7,850	15,700	31,400	—	—	—	158,413
	03/19/2018	—	—	—	—	—	—	—	27,500(4)	6.33	99,314
	04/30/2018(5)	132,907	147,675	369,187	—	—	—	—	—	—	—
	06/11/2018	—	—	—	—	—	—	36,016(4)	—	—	183,321
	11/05/2018	—	—	—	—	—	—	20,334(6)	—	—	150,472
Bradley Kreger	04/30/2018(5)	92,979	103,310	258,275	—	—	—	—	—	—	—
	04/30/2018	—	—	—	—	—	—	50,000(7)	—	—	295,000
	04/30/2018	—	—	—	—	—	—	—	100,000(7)	5.90	338,930
Steven C. McPhail	03/19/2018	—	—	—	4,600	9,200	18,400	—	—	—	92,828
	03/19/2018	—	—	—	—	—	—	—	16,200(4)	6.33	58,505
	04/30/2018(5)	136,510	151,678	379,194	—	—	—	—	—	—	—
	06/11/2018	—	—	—	—	—	—	21,186(4)	—	—	107,837
	11/05/2018	—	—	—	—	—	—	16,344(6)	—	—	120,946

(1)
The target amounts shown in this column reflect our annual incentive plan awards provided under our 2018 executive bonus plan. The maximum amounts in this column reflect the greatest payouts that could be made if pre-established maximum performance levels were met or exceeded. Actual 2018 executive bonus plan payouts are reflected in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2)
Based upon the closing sale price of our common stock as reported on the Nasdaq Global Select Market on the date of grant.

(3)
All amounts reported represent the grant date fair value of the equity awards, calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. See Note 9 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of assumptions made in determining the grant date fair value.

(4)
Represents awards granted under our 2011 Equity Incentive Plan.

(5)
Corresponds to the date on which our Compensation Committee set the target bonus amounts payable to each of our named executive officers pursuant to our 2018 executive bonus plan. Under our 2018 executive bonus plan, the payouts were based on achievement of Company and individual performance goals, as discussed in the section of our Compensation Discussion & Analysis titled “Executive Bonus Plan — Bonus Plan Structure.” The portion of the bonus subject to revenue achievement was not subject to an aggregate cap in 2018.

(6)
Represents restricted stock units received in 2018 pursuant to our retention bonus exchange program.

(7)
Represents an award granted under our 2017 Inducement Award Plan (the “Inducement Plan”).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2018
The following table presents information concerning unexercised options and unvested stock awards outstanding as of December 31, 2018 for each named executive officer. Each outstanding equity award was granted pursuant to our 2011 Equity Incentive Plan except for the award granted to Mr. Kreger, which was granted pursuant to the Inducement Plan.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen Christopher Linthwaite	75,833(1)	64,167	—	4.99	11/8/2026	41,167(2)	354,860(3)	—	—
	90,800(4)	98,700	—	6.16	2/13/2027	109,376(5)	942,821(3)	—	—
	23,333(6)	46,667	—	5.13	9/20/2027	—	—	54,500(7)	469,790(3)
	—	95,500	—	6.33	3/19/2028	—	—	—	—
Vikram Jog	41,878(4)	45,522	—	6.16	2/13/2027	201(8)	1,733(3)	—	—
	513(6)	1,028	—	5.13	9/20/2027	1,576(9)	13,585(3)	—	—
	691(6)	1,382	—	5.13	9/20/2027	18,742(2)	161,556(3)	—	—
	1,148(6)	2,296	—	5.13	9/20/2027	31,514(10)	271,651(3)	—	—
	2,203(6)	4,406	—	5.13	9/20/2027	—	—	15,700(7)	135,334(3)
	2,980(6)	5,961	—	5.13	9/20/2027	—	—	—	—
	322(6)	645	—	5.13	9/20/2027	—	—	—	—
	—	27,500	—	6.33	3/19/2028	—	—	—	—
Nicholas Khadder	4,500(6)	9,000	—	5.13	9/20/2027	4,275(11)	36,851(3)	—	—
	18,881(6)	37,762	—	5.13	9/20/2027	17,117(2)	147,549(3)	—	—
	—	27,500	—	6.33	3/19/2028	31,514(10)	271,651(3)	—	—
	—	—	—	—	—	—	—	15,700(7)	135,334(3)
Bradley Kreger	—	100,000	—	5.90	4/30/2028	50,000(12)	431,000(3)	—	—
Steven C. McPhail	2,375(6)	4,752	—	5.13	9/20/2027	1,550(13)	13,361(3)	—	—
	2,980(6)	5,961	—	5.13	9/20/2027	1,576(9)	13,585(3)	—	—
	12,232(6)	24,465	—	5.13	9/20/2027	11,132(2)	95,958(3)	—	—
	—	16,200	—	6.33	3/19/2028	18,538(10)	159,798(3)	—	—
	—	—	—	—	—	—	—	9,200(7)	79,304(3)

(1)
12/48th of the shares subject to the option vested on October 19, 2017 and 1/48th of the shares subject to the option have vested and will continue to vest each month thereafter such that the option will be fully vested on October 19, 2020. Vesting is subject to continued service through the applicable vesting date.

(2)
4/48th of the total number of shares underlying the restricted stock units granted vested on May 20, 2017, and 3/48th of the total number of shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(3)
Based on the closing price of our common stock of  $8.62 per share on December 31, 2018, as reported on the Nasdaq Global Select Market, and the number of the restricted stock units that had not vested as of December 31, 2018.

(4)
15/48th of the total number of shares subject to the option vested on March 1, 2018, and 1/48th of the shares subject to the option have vested and will continue to vest each month thereafter such that the option will be fully vested on January 1, 2021. Vesting is subject to continued service through the applicable vesting date.

(5)
3/48th of the total number of shares underlying the restricted stock units granted vested on August 20, 2018, and 3/48th of the total number of shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(6)
1/12th of the total number of shares subject to the option vested on February 20, 2018, and 1/12th of the shares subject to the option have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(7)
These performance-based restricted stock units become eligible to vest at the end of three years subject to the Company’s relative TSR performance against the Russell 3000 Index as of the beginning of 2018 during the performance period from January 1, 2018 to December 31, 2020. The percentage of performance-based restricted stock units that vest will depend on our relative position at the end of the performance period and can range from 0% to 200% of the number of units granted.

(8)
4/48th of the shares underlying the restricted stock units vested on May 20, 2015 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(9)
4/48th of the shares underlying the restricted stock units vested on May 20, 2016 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(10)
3/48th of the shares underlying the restricted stock units vested on August 20, 2018 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(11)
14/48th of the shares underlying the restricted stock units vested on August 20, 2017 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(12)
12/48th of the shares underlying the restricted stock units will vest on May 20, 2019 and 3/48th of the shares underlying the restricted stock units granted will vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(13)
12/48th of the shares underlying the restricted stock units vested on May 20, 2016 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

OPTION EXERCISES AND STOCK VESTED IN 2018
The following table provides additional information about the value realized by the named executive officers upon option award exercises and the vesting of restricted stock unit awards during the year ended December 31, 2018.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen Christopher Linthwaite	—	—	34,624	253,249
Vikram Jog	—	—	32,439	237,829
Nicholas Khadder	—	—	35,436	260,067
Bradley Kreger	—	—	—	—
Steven C. McPhail	—	—	28,579	209,359

(1)
Value realized on vesting of stock awards is based on the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

As of December 31, 2018, our named executive officers had not been awarded any equity awards other than stock options, restricted stock units, and performance stock units.
Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2018.
Potential Payments Upon Termination or Change of Control
The Compensation Committee has approved a Change of Control and Severance Plan (the “Severance Plan”) under which our named executive officers, other executive officers, and certain other designated employees are eligible to receive severance benefits.
We adopted the Severance Plan because we recognize that we will from time to time consider the possibility of an acquisition by another company or other change of control transaction and that such consideration can cause such executive officers to consider alternative employment opportunities.
We have entered into individual participation agreements with each of our named executive officers under our Change of Control and Severance Plan (our “Severance Plan”), which provides for the following payments and benefits if the named executive officer’s employment with us is terminated in certain circumstances.
Under the Severance Plan, if any named executive officer’s employment is terminated outside of the period beginning 3 months before a change of control (as defined in the Severance Plan) and ending 12 months after a change of control (such period, the “Change of Control Period”) for a reason other than cause or the named executive officer’s death or disability (as such terms are defined in the Severance Plan), then, subject to the Severance Conditions (as defined below), the named executive officer will be entitled to receive the following severance benefits:
•
Continued payments (less applicable withholdings) totaling 75% of the named executive officer’s annual base salary in effect as of the date of termination in equal installments over a period of nine months (or, in the case of Mr. Linthwaite, our President and CEO, 200% of his annual base salary paid in equal installments over a period of 24 months) following his termination.

•
Reimbursement of costs of continued health coverage for the named executive officer, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 9 months (or, in Mr. Linthwaite’s case, 12 months) following termination.

•
Reasonable outplacement services in accordance with any applicable policy of ours that is in effect as of the named executive officer’s termination (or if no such policy is in effect, as determined by us).

Under the Severance Plan, if any named executive officer’s employment is terminated within the Change of Control Period either (i) by us for a reason other than cause or the named executive officer’s death or disability or (ii) by the named executive officer for good reason (as defined in the named executive officer’s participation agreement under the Severance Plan), then, subject to the Severance Conditions, the named executive officer will be entitled to receive the following severance benefits:
•
A lump-sum payment (less applicable withholdings) totaling 150% (or, in Mr. Linthwaite’s case, 200%) of the sum of  (x) his or her annual base salary (as in effect immediately before termination or immediately before the change of control, whichever is higher) plus (y) the greater of  (A) his or her annual target bonus (as in effect immediately before termination or immediately before the change of control, whichever is higher) or (B) the average of the annual bonuses actually paid to him or her for the three fiscal years preceding the year in which his or her termination occurs.

•
Reimbursement of costs of continued health coverage for the named executive officer, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 18 months (or, in Mr. Linthwaite’s case, 24 months) following termination.

•
100% vesting acceleration of his or her then-outstanding and unvested equity awards, provided that, if an equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then, unless otherwise provided in the applicable equity award agreement, 100% of such equity award will vest assuming the applicable performance criteria had been achieved at target levels for the relevant performance period(s).

•
Reasonable outplacement services in accordance with any applicable policy of ours that is in effect as of the named executive officer’s termination (or if no such policy is in effect, as determined by us), except that such outplacement services will be in no case less than the outplacement services provided under any applicable policy of ours that is in effect immediately prior to the applicable change of control.

The Severance Plan superseded the severance benefits provided to our named executive officers under the Company’s previous existing forms of amended and restated employment and severance agreement. To receive the Severance Plan benefits, the named executive officer would also be required sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to us within the period set forth in the Severance Plan and be in compliance with any confidentiality, proprietary information and inventions assignment agreement and any other appropriate agreement between the named executive officer and us (together, the “Severance Conditions”).
If any of the severance and other benefits provided for in the Severance Plan or otherwise payable to a named executive officer (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then the 280G Payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to such named executive officer. The Severance Plan does not require us to provide any tax gross-up payment to any named executive officer participating in the Severance Plan.
Subject to earlier termination in accordance with the terms and conditions of the Severance Plan, the Severance Plan will automatically terminate 3 years following its adoption by the Compensation Committee, but if a change of control occurs, the expiration date of the Severance Plan will be extended automatically through the date 12 months following a change of control.
The following table describes the payments and benefits that each of our named executive officers would be entitled to receive pursuant to the Severance Plan, assuming that each of the following triggers occurred on December 31, 2018: (i) their employment was terminated for a reason other than for “cause” or the named executive officer’s death or “disability” more than 3 months prior to or after 12 months following a “change of control” and (ii) their employment was terminated for a reason other than for “cause” or the named executive officer’s death or “disability” or by them for “good reason” within 3 months prior to or 12 months following a “change of control.”
	Employment Terminated for reason other than Cause, death, or Disability more than 3 months prior to, or more than 12 Months after, a Change of Control		Employment Terminated for reason other than “Cause,” death or Disability within 3 months prior to or 12 Months after a Change of Control(1)
Name	Severance Payments ($)	Health Care Benefits ($)	Equity Acceleration ($)(2)	Severance Payments ($)	Health Care Benefits ($)
Stephen Christopher Linthwaite	1,129,440(3)	32,811(4)	2,624,762	1,920,048(5)	65,622(6)
Vikram Jog	271,706(7)	24,608(8)	811,423	774,360(9)	49,217(10)
Nicholas Khadder	260,603(7)	28,096(8)	817,559	742,719(9)	56,192(10)
Bradley Kreger	243,750(7)	27,947(8)	703,000	694,688(9)	55,894(10)
Steven C. McPhail	267,667(7)	24,608(8)	521,875	762,851(9)	49,217(10)

(1)
Includes termination of the employee’s employment by the Company or its successor without “cause” and termination by the employee for “good reason.”

(2)
We estimate the value of the acceleration of options and restricted stock units held by the named executive officer based on the closing stock price of our common stock of  $8.62 per share on December 31, 2018, as reported on the Nasdaq Global Select Market, and the number of unvested in-the-money options and shares held by such named executive officer as of December 31, 2018.

(3)
The amount shown is equal to 200% of Mr. Linthwaite’s annual base salary as of December 31, 2018.

(4)
The amount shown is equal to the cost of covering Mr. Linthwaite and his eligible dependents under our benefit plans for a period of 12 months, assuming that such coverage is timely elected under COBRA.

(5)
The amount shown is equal to 200% of the sum of  (a) Mr. Linthwaite’s annual base salary as of December 31, 2018, plus (b) his annual target bonus as of December 31, 2018.

(6)
The amount shown is equal to the cost of covering Mr. Linthwaite and his eligible dependents under our benefit plans for a period of 24 months, assuming that such coverage is timely elected under COBRA.

(7)
The amount shown is equal to 75% of the named executive officer’s annual base salary as of December 31, 2018.

(8)
The amount shown is equal to the cost of covering the named executive officer and his eligible dependents under our benefit plans for a period of nine months, assuming that such coverage is timely elected under COBRA for such U.S.-based named executive officer.

(9)
The amount shown is equal to 150% of the sum of  (a) the named executive’s annual base salary as of December 31, 2018, plus (b) his annual target bonus as of December 31, 2018.

(10)
The amount shown is equal to the cost of covering the named executive officer and his eligible dependents under our benefit plans for a period of 18 months, assuming that such coverage is timely elected under COBRA for such U.S.-based named executive officer.

In addition to the benefits described above, our 2011 Equity Incentive Plan, 2009 Equity Incentive Plan, and 2017 Inducement Award Plan provide for full acceleration of all outstanding options in the event of a change of control of our Company where the successor company does not assume our outstanding options and other awards in connection with such acquisition transaction. We estimate the value of this benefit for each named executive officer to be equal to the amount listed above in the column labeled “Equity Acceleration.”

CEO PAY RATIO
Under SEC rules, we are required to provide the following information regarding the relationship between the annual total compensation of Mr. Linthwaite, our Chairman, President and Chief Executive Officer, and the median annual total compensation of our employees (other than Mr. Linthwaite) for fiscal 2018:
•
Mr. Linthwaite’s annual total compensation, as reported in the Summary Compensation Table included in this proxy statement, which was $2,585,213.

•
The median of the annual total compensation of all employees (other than Mr. Linthwaite) of the Company (including our consolidated subsidiaries) was $93,638.

•
Based on the above, for 2018, the ratio of Mr. Linthwaite’s annual total compensation to the median of the annual total compensation of all employees was 28 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. In preparing this pay ratio disclosure, we exercised discretion permitted by the rule to rely on our 2017 identification of the median employee, upon concluding that our prior year identification remains relevant. Specifically, we concluded that:
•
There have been no significant changes to our broad-based compensation arrangements that would reasonably be expected to result in a significant change to the compensation of our median employee. Specifically, the consistently applied compensation measure used to identify that employee for fiscal 2017 disclosure, which consisted of a reasonable measure of employees’ annual base salary for salaried employees (or, for hourly employees, hourly rate multiplied by expected annual work schedule) and target incentive compensation and commissions, continues to be representative of the compensation arrangements of our employee population, and

•
For purposes of this disclosure, there were no significant changes to our employee population that would be reasonably expected to result in a significant change in our median employee. specifically, as of December 31, 2018, we (including our consolidated subsidiaries) had 525 full-time, part-time, and temporary employees (excluding Mr. Linthwaite), consisting of 223 U.S. employees and 302 (or approximately 57% of our total employee population) employees located outside of the United States. This compares to, as of December 31, 2017, 512 full-time, part-time, and temporary employees (excluding Mr. Linthwaite), consisting of 215 U.S. employees and 297 (or approximately 58% of our total employee population) employees located outside of the United States. The totals provided above exclude employees based in Japan, who were excluded pursuant to the rule’s de minimis exemption, totaling 9 and 7 employees as of December 31, 2018 and 2017, respectively.

Because the median employee for 2017 terminated prior to December 31, 2018, we exercised discretion permitted by the rule to substitute an employee with similar employment and compensation characteristics. The employee whose compensation is disclosed above for 2018 had compensation reasonably consistent with the compensation that would have been received for 2018 by the median employee that was the basis for our 2017 pay ratio disclosure.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options and restricted stock units granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2018.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2009 Equity Incentive Plan(1)	42,777	$6.56	—
2011 Equity Incentive Plan(2)	3,694,942	$8.04	2,022,429
2017 Employee Stock Purchase Plan(3)	—	—	697,855
Equity compensation plans not approved by security holders
DVS Sciences, Inc 2010 Equity Incentive Plan(4)	38,125	$1.02	—
2017 Inducement Award Plan(5)	577,710	$6.23	1,422,290
Total	4,353,554	$7.56	4,142,574

(2)
The 2009 Equity Incentive Plan was replaced by the 2011 Equity Incentive Plan in February 2011. A total of 55,423 shares remaining available for grant under the 2009 Equity Incentive Plan were transferred to the 2011 Equity Incentive Plan and the 2009 Equity Incentive Plan was terminated for any new grants.

(3)
The 2011 Equity Incentive Plan provides that the number of shares available for issuance under the plan will include an annual increase on the first day of each fiscal year beginning in 2012, equal to the least of: (a) 1,000,000 shares; (b) 4.0% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year; or (c) such other amount as our Board of Directors may determine. Pursuant to the provision, an additional 1,000,000 shares became available for issuance under the 2011 Equity Incentive Plan effective January 1, 2019. This increase is not reflected in the table above.

(4)
The 2017 Employee Stock Purchase Plan was approved by stockholders in July 2017. A total of 1,000,000 shares were reserved for issuance, of which 697,855 shares remained available for sale as of December 31, 2018.

(5)
As of December 31, 2018, individual awards of options to purchase a total of 5,101 shares were outstanding pursuant to awards assumed in connection with our acquisition of DVS Sciences, Inc. and granted under DVS’s 2010 Equity Incentive Plan at a weighted-average exercise price of  $1.02.

(6)
The Fluidigm 2017 Inducement Plan was approved by the Board in January 2017. As of December 31, 2018, a total of 1,422,290 shares of Fluidigm common stock remained available for issuance under the 2017 Inducement Plan and equity awards covering an aggregate of 577,710 shares were outstanding.

Material Features of the 2017 Inducement Award Plan
The 2017 Inducement Award Plan, or 2017 Inducement Plan, was established by the Board in January 2017 with the purpose of attracting, retaining and incentivizing employees in furtherance of Fluidigm’s success. In accordance with Nasdaq rules, this plan is used to offer equity awards as material inducements for new employees to join Fluidigm. As of January 5, 2017, 2,000,000 shares of common stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards to new employees. The 2017 Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our common stock on the date of grant. As of March 31, 2019, a total of 1,321,435 shares of Fluidigm common stock remained available for issuance under the 2017 Inducement Plan.

RELATED PERSON TRANSACTIONS AND SECTION 16(A)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Related Person Transactions
None.
Policy Concerning Audit Committee Approval of Related Person Transactions
Our Board of Directors and Audit Committee have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of any of the foregoing persons, are not permitted to enter into any transaction with us for which disclosure would be required under Item 404 of Regulation S-K, referred to as a related person transaction, without the review and approval or ratification of our Audit Committee, or other independent members of our Board of Directors if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any related person transaction must be presented to our Audit Committee for review, consideration and approval or ratification. In approving or rejecting any such related person transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements in 2018. In making these statements, we have relied upon examination of the filings made with the SEC and the written representations of our directors and executive officers.

SECURITY OWNERSHIP
Except as indicated by the footnotes below, the following table sets forth information as of April 8, 2019 concerning:
•
Each person we believe to be the beneficial owner of more than five percent of our common stock;

•
Each of our directors and nominees for the Board of Directors;

•
Each of our named executive officers; and

•
All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 68,997,806 shares of common stock outstanding at April 8, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable, options held by that person that are exercisable within 60 days of April 8, 2019, and restricted stock units that are scheduled to vest within 60 days of April 8, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The information provided in the table is based on our records, information filed with the SEC, and information provided to Fluidigm, except where otherwise noted.
Name of Beneficial Owner	Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Levin Easterly Partners LLC(1)	12,231,426	17.7%
Entities affiliated with PRIMECAP Management Company(2)	6,671,043	9.7%
Entities affiliated with Neuberger Berman Group LLC(3)	5,464,974	7.9%
Directors and Named Executive Officers:
Stephen Christopher Linthwaite(4)	418,781	*
Nicolas M. Barthelemy(5)	69,062	*
Gerhard F. Burbach(6)	123,815	*
Laura M. Clague	—	*
Samuel D. Colella(7)	205,103	*
Patrick S. Jones(8)	128,700	*
Carlos V. Paya(9)	59,564	*
Vikram Jog(10)	160,252	*
Nicholas S. Khadder(11)	78,234	*
Bradley Kreger(12)	41,668	*
Steven C. McPhail(13)	89,241	*
All current directors, current executive officers, and named executive officers as a group (11 persons)(14)	1,374,420	2.0%

*
Less than one percent.

(1)
Based solely on the Schedule 13G filed with the SEC on April 8, 2019 by Levin Easterly Partners LLC (“Levin Easterly”), filing jointly with LE Partners Holdings LLC (“LEPH”), LE Partners Holdings II LLC (“LEPH II”), LE Partners Holdings III LLC (“LEPH III”), LE Partners Holdings IV LLC (“LEPH IV”), John (“Jack”) Murphy, Darrell Crate, Avshalom Kalichstein, and Levin Capital Strategies, LP (“LCS”). Such Schedule 13G reported that (i) Levin Easterly, LEPH, LEPH II, LEPH III, LEPH IV, Mr. Crate, and Mr. Kalichstein shared voting and dispositive power with respect to 8,960,859 shares and 12,226,430 shares, respectively; (ii) Mr. Murphy shared voting and dispositive power with respect to 8,965,859 and 12,231,426 shares, respectively; (iii) LCS shared voting and dispositive power with respect to 4,996 shares; and (iv) that none of such parties held sole voting or dispositive power with respect to any of such shares. The address of Levin Easterly is 595 Madison Avenue, 17th Floor, New York, NY 10022.

(2)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 8, 2019 by PRIMECAP Management Company (“PRIMECAP”). Such Schedule 13G/A reported sole voting power with respect to 4,666,832 shares, sole dispositive power with respect to 6,671,043 shares, and no shared voting or dispositive power. PRIMECAP is an investment advisor in accordance with Rule 13d-1(b). The address of PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(3)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 14, 2019 by Neuberger Berman Group LLC, filing jointly with Neuberger Berman Investment Advisers LLC. Such Schedule 13G/A reported shared voting power with respect to 4,392,178 shares, shared dispositive power with respect to 5,464,974 shares, and no sole voting or dispositive power. The address of Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, NY 10104.

(4)
Consists of 151,458 shares held by Stephen Christopher Linthwaite, options to purchase 254,761 shares of common stock that are exercisable within 60 days of April 8, 2019, and 12,562 restricted stock units scheduled to vest within 60 days of April 8, 2019.

(5)
Consists of 36,862 shares held by the Barthelemy 2001 Trust, of which Mr. Barthelemy is a trustee, options to purchase 26,100 shares of common stock that are exercisable within 60 days of April 8, 2019, and 6,100 restricted stock units that are scheduled to vest within 60 days of April 8, 2019.

(6)
Consists of 8,000 shares held by Gerhard F. Burbach, options to purchase 85,600 shares of common stock that are exercisable within 60 days of April 8, 2019, and 30,215 restricted stock units that are vested or scheduled to vest within 60 days of April 8, 2019 and with respect to which Mr. Burbach has deferred settlement as described in “Compensation of Directors — RSUs in Lieu of Cash and RSU Deferral.”

(7)
Consists of 95,771 shares held by Samuel D. Colella, 5,561 shares held by The Colella Family Partners, L.P., of which Mr. Colella is the general partner, 53,395 shares held by the Colella Family Exempt Marital Deduction Trust dated 9/21/ 1992 of which Mr. Colella is a trustee, 3,326 shares held by the Colella Family Non-Exempt Marital Deduction Trust dated 9/21/1992 of which Mr. Colella is a trustee, options to purchase 40,950 shares of common stock that are exercisable within 60 days of April 8, 2019, and 6,100 restricted stock units that are scheduled to vest within 60 days of April 8, 2019.

(8)
Consists of 13,000 shares held by Patrick S. Jones, options to purchase 109,600 shares of common stock that are exercisable within 60 days of April 8, 2019, and 6,100 restricted stock units that are scheduled to vest within 60 days of April 8, 2019.

(9)
Consists of 27,364 shares held by Carlos V. Paya, options to purchase 26,100 shares of common stock that are exercisable within 60 days of April 8, 2019, and 6,100 restricted stock units that are scheduled to vest within 60 days of April 8, 2019.

(10)
Consists of 35,411 shares held by Vikram Jog, 52,061 shares held by the Vikram and Pratima Jog Family Trust U/A dated June 23, 2009, of which Mr. Jog is a trustee, options to purchase 68,029 shares of common stock that are exercisable within 60 days of April 8, 2019, and 4,751 restricted stock units scheduled to vest within 60 days of April 8, 2019.

(11)
Consists of 34,824 shares held by Nicholas Khadder, options to purchase 38,509 shares of common stock that are exercisable within 60 days of April 8, 2019, and 4,901 restricted stock units scheduled to vest within 60 days of April 8, 2019.

(12)
Consists of options to purchase 29,168 shares of common stock that are exercisable within 60 days of April 8, 2019 and 12,500 restricted stock units scheduled to vest within 60 days of April 8, 2019.

(13)
Consists of 57,112 shares held by Steven C. McPhail, options to purchase 28,409 shares of common stock that are exercisable within 60 days of April 8, 2019, and 3,720 restricted stock units scheduled to vest within 60 days of April 8, 2019.

(14)
Consists of 574,145 shares beneficially owned by current directors, current executive officers, and named executive officers, options held by current directors and executive officers to purchase 707,226 shares of common stock that are exercisable within 60 days of April 8, 2019, 68,934 restricted stock units held by current directors and executive officers that are scheduled to vest within 60 days of April 8, 2019, and 24,115 vested restricted stock units with respect to which settlement has been deferred.

OTHER MATTERS
We know of no other matters to be submitted at the 2019 Annual Meeting. If any other matters properly come before the 2019 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2019 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
South San Francisco, California
April 23, 2019

Exhibit I
FLUIDIGM CORPORATION
2011 EQUITY INCENTIVE PLAN
(As amended and restated, subject to, and contingent upon,
stockholder approval at the 2019 Annual Meeting of Stockholders)
1. Purposes of the Plan.   The purposes of this Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees, Directors and Consultants, and (c) to promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2. Definitions.   As used herein, the following definitions will apply:
(a) “Administrator” means the Board or any of its Committees as may administer the Plan in accordance with Section 4 hereof.
(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(i) “Common Stock” means the common stock of the Company.
(j) “Company” means Fluidigm Corporation, a Delaware corporation, or any successor thereto.
(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
(l) “Director” means a member of the Board.
(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred shall be the Fair Market Value.
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(r) “Fiscal Year” means the fiscal year of the Company.
(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t) “Inside Director” means a Director who is an Employee.
(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w) “Option” means a stock option granted pursuant to the Plan.
(x) “Outside Director” means a Director who is not an Employee.
(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z) “Participant” means the holder of an outstanding Award.
(aa) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(bb) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(cc) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(dd) “Plan” means this 2011 Equity Incentive Plan, as amended and restated at the 2019 Annual Meeting of Stockholders.
(ee) “Restatement Effective Date” means the date of the Company’s 2019 Annual Meeting of Stockholders.
(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.
(jj) “Service Provider” means an Employee, Director or Consultant.
(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan.   Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan as of the Restatement Effective Date is (i) 4,950,644 Shares, plus (ii) any Shares that, as of immediately prior to the Restatement Effective Date, were available for grant under the pre-existing version of the 2011 Equity Incentive Plan (prior to this amendment and restatement) (the “Existing Plan”), with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 1,396,356 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b) Lapsed Awards.   If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).
(c) Share Reserve.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies.   Different Committees may administer the Plan with respect to different groups of Service Providers.
(ii) Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii) Other Administration.   Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.
(b) Powers of the Administrator.   Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii) to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan);
(ix) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 14 of the Plan;
(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision.   The decisions, determinations, and interpretations of the Administrator will be final and binding on all Participants and any other holders of Awards.
(d) Limitations on Administrative Authority.   Notwithstanding anything herein to the contrary, the Administrator shall be limited as follows:
(i) Exchange Program.   The Administrator may not implement an Exchange Program.

(ii) No Dividends or Dividend Equivalents Paid on Unvested Awards.   No dividends or dividend equivalents shall be paid on any unvested Awards. Any dividends or dividend equivalents may be declared or accrue on unvested Awards, but shall not be paid until the vesting of such Awards.
(iii) Outside Director Limitations.   No Outside Director may be paid, issued or granted, in any Fiscal Year, Awards with an aggregate value greater than $400,000 (with the value of each Award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)), except that such limit will be increased to $500,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 4(d)(iii).
5. Eligibility.   Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6. Stock Options.
(a) Limitations.   Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b) Term of Option.   The term of each Option will be stated in the Award Agreement. In the case of any Option (whether Incentive Stock Option or Nonstatutory Stock Option), the maximum term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c) Option Exercise Price and Consideration.
(i) Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1) In the case of an Incentive Stock Option
a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates.   At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii) Form of Consideration.   The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator may determine in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.
(d) Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii) Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii) Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant.   If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
7. Restricted Stock.
(a) Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b) Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c) Transferability.   Except as provided in this Section 7 or in the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions.   The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions.   Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f) Voting Rights.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g) Dividends and Other Distributions.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise, subject to Section 4(d)(ii). If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8. Restricted Stock Units.
(a) Grant.   Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b) Vesting Criteria and Other Terms.   The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(c) Earning Restricted Stock Units.   Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d) Form and Timing of Payment.   Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e) Cancellation.   On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9. Stock Appreciation Rights.
(a) Grant of Stock Appreciation Rights.   Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b) Number of Shares.   The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c) Exercise Price and Other Terms.   The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, that the maximum term of any Stock Appreciation Right will be ten (10) years from the date of grant.
(d) Stock Appreciation Right Agreement.   Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e) Expiration of Stock Appreciation Rights.   A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.
(f) Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price times (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be made in cash, in Shares of equivalent value, or in some combination thereof.
10. Performance Units and Performance Shares.
(a) Grant of Performance Units/Shares.   Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b) Value of Performance Units/Shares.   Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c) Performance Objectives and Other Terms.   The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d) Earning of Performance Units/Shares.   After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e) Form and Timing of Payment of Performance Units/Shares.   Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f) Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11. Leaves of Absence/Transfers Between Locations.   Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of  (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
12. Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided that no Award shall be transferred for value or consideration.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a) Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.
(b) Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c) Change in Control.   In the event of a merger or Change in Control, each outstanding Award will be treated in accordance with this Section 13(c) or as provided in an Award Agreement, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d) Outside Director Awards.   With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
14. Tax.
(a) Withholding Requirements.   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b) Withholding Arrangements.   The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value not in excess of the maximum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a fair market value not in excess of the maximum statutory amount required to be withheld. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c) Compliance With Code Section 409A.   Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.
15. No Effect on Employment or Service.   Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
16. Date of Grant.   The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
17. Term of Plan.   Subject to Section 22 of the Plan, the Plan will become effective upon the Restatement Effective Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 18 of the Plan.
18. Amendment and Termination of the Plan.
(a) Amendment and Termination.   The Board may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval.   The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
19. Conditions Upon Issuance of Shares.
(a) Legal Compliance.   Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
20. Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
21. Forfeiture Events.
(a) All Awards under the Plan will be subject to recoupment under the Company’s current Clawback Policy and any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 21(a) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary, Parent, or affiliate of the Company.
(b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.
22. Stockholder Approval.   This amendment and restatement of the Plan is subject to, and contingent upon, stockholder approval at the 2019 Annual Meeting of Stockholders. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

FLUIDIGM CORPORATION Annual Meeting of Stockholders June 3, 2019 at 8:30 AM (Pacific Time) This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Stephen Christopher Linthwaite and Vikram Jog, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FLUIDIGM CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM (Pacific Time) on June 3, 2019, at the offices of Fluidigm Corporation located at 7000 Shoreline Ct., Suite 100, South San Francisco, California 94080, or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed, on the other side PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, and 2018 Annual Report are available at: http://www.viewproxy.com/fluidigm/2019

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS The Board of Directors recommends that you vote FOR the following nominees for Class III directors 1. Election of Directors NOMINEES: FORall nominees WITHHOLD from all nominees FOR ALL EXCEPT* 01 Laura M. Clague 02 Samuel D. Colella 03 Stephen Christopher Linthwaite * INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the number of the nominee on the line below._______________________________________________________________________The Board of Directors recommends that youvote FOR Proposal 2: FOR AGAINST ABSTAIN2. To approve our executive compensation program for the year ended December 31, 2018, on an advisory (non-binding) basis. The Board of Directors recommends that you vote FOR Proposal 3: FOR AGAINST ABSTAIN3. To approve an amendment and restatement of our 2011 Equity Incentive Plan to increase the shares reserved thereunder and to make certain other changes. The Board of Directors recommends that you vote FOR Proposal 4: FOR AGAINST ABSTAIN4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019. NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all three nominees for Class III directors and FOR Proposals 2, 3, and 4. The proxy holders may vote in their discretion with regard to any other matter properly brought before the meeting or at any adjournment or postponement thereof. The Board of Directors recommends that you vote FOR the following nominees for Class III directors: I plan to attend the meeting Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. ________________________________________________________________Signature ________________________________________________________________Signature (if held jointly) Date: ______________________________________________________ , 2019 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER INTERNET Vote by Internet, telephone or mail 24 hours a day, 7 days a week. Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM (Pacific Time) on June 2, 2019. PROXY SUBMISSION INSTRUCTIONS Please have your 11 digit control number ready when submitting your proxy by Internet or telephone. INTERNET Submit Your Proxy on the Internet: Go to www.AALvote.com/FLDM Have your proxy card available when you access the above website. Follow the prompts to submit your proxy. TELEPHONE Submit Your Proxy on the Call 1 (866) 804-9616 Use any touch tone telephone to vite your proxy. Have your proxy card available when you call. Follow the voting instructions to submit your shares. MAIL Vote Your Proxy by Mail: Mark, Sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.